SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

| |  Preliminary Proxy Statement        |_|  Confidential,  for  Use  of the
                                             Commission  Only (as  permitted
                                             by  Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement
|_|  Definitive Additional Material
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        COLLAGENEX PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)  Total fee paid:

--------------------------------------------------------------------------------
|_|  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

--------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
(3)  Filing Party:

--------------------------------------------------------------------------------
(4)  Date Filed:

--------------------------------------------------------------------------------

                        COLLAGENEX PHARMACEUTICALS, INC.
                             301 SOUTH STATE STREET
                                NEWTOWN, PA 18940



                                                    April 14, 1999

To Our Stockholders:

         You are cordially invited to attend the 1999 Annual Meeting of Stockholders of CollaGenex Pharmaceuticals, Inc. at 8:30 A.M., local time, on Tuesday, May 11, 1999, at the Marriott Hotel, 1201 Market Street, Philadelphia, Pennsylvania.

         The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

         It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

         Thank you for your continued support.


                                  Sincerely,

                                  /s/ Brian M. Gallagher, Ph.D.

                                  Brian M. Gallagher, Ph.D.
                                  President and
                                  Chief Executive Officer

                        COLLAGENEX PHARMACEUTICALS, INC.
                             301 SOUTH STATE STREET
                                NEWTOWN, PA 18940



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 11, 1999



     The Annual Meeting of Stockholders (the "Meeting") of COLLAGENEX PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), will be held at the Mariott Hotel, 1201 Market Street, Philadelphia, Pennsylvania, on Tuesday, May 11, 1999, at 8:30 A.M., local time, for the following purposes:

(1) To elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

(2) To amend the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan") to increase the maximum aggregate number of shares of Common Stock available for issuance thereunder from 750,000 to 1,500,000 shares and to reserve an additional 750,000 shares of Common Stock of the Company for issuance in connection with awards granted under the 1996 Stock Option Plan;

(3) To approve the consummation of a private placement pursuant to which the Company shall issue shares of Series D Cumulative Convertible Preferred Stock, $.01 par value, representing 21.2% of the issued and outstanding equity securities of the Company;

(4) To ratify the appointment of KPMG LLP as independent auditors for the year ending December 31, 1999; and

(5) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Holders of Common Stock of record at the close of business on March 26, 1999 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Company's principal executive offices at 301 South State Street, Newtown, Pennsylvania 18940 and at the Mariott Hotel, 1201 Market Street, Philadelphia, Pennsylvania, for a period of 10 days prior to the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                          By Order of the Board of Directors

                                          /s/ Nancy C. Broadbent

                                          Nancy C. Broadbent
                                            Secretary
Newtown, Pennsylvania
April 14, 1999

        THE COMPANY'S 1998 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                        COLLAGENEX PHARMACEUTICALS, INC.
                             301 SOUTH STATE STREET
                                NEWTOWN, PA 18940

                 -------------------------------------------------
                                PROXY STATEMENT
                 -------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CollaGenex Pharmaceuticals, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 11, 1999 (the "Meeting") at the Marriott Hotel, 1201 Market Street, Philadelphia, Pennsylvania at 8:30 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of Common Stock, $.01 par value ("Common Stock"), as of the close of business on March 26, 1999, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 8,589,704 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting. The number of votes entitled to be cast at the Meeting is 8,589,704.

     If proxies in the accompanying form are properly executed and returned, the Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the Common Stock represented by the proxies will be voted (i) FOR the election of the eight nominees named below as directors, (ii) FOR a proposal to amend the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan") to increase the maximum number of shares of Common Stock available for issuance under the 1996 Stock Option Plan from 750,000 to 1,500,000 shares and to reserve an additional 750,000 shares of Common Stock of the Company for issuance in connection with awards granted under the 1996 Stock Option Plan,
(iii) FOR a proposal to consummate a private placement pursuant to which the Company shall issue shares of Series D Cumulative Convertible Preferred Stock, $.01 par value ("Series D Preferred Stock"), representing 21.2% of the issued and outstanding equity securities of the Company; (iv) FOR the ratification of the appointment of KPMG LLP as independent auditors for the year ending December 31, 1999, and (v) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any Stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     The presence, in person or by proxy, of holders of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting is required for the election of directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of directors may be taken upon the affirmative vote of Stockholders possessing a majority of the voting power represented at the Meeting, provided a quorum is present in person or by proxy. Certain Stockholders of the Company, owning in the aggregate 4,764,580 shares of Common Stock (approximately 55.2% of the currently outstanding shares of Common Stock entitled to vote at the Meeting) have agreed to vote in favor of the private placement set forth in proposal (iii) above.

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

     This Proxy Statement, together with the related proxy card, is being mailed to the Stockholders of the Company on or about April 14, 1999. The Annual Report to Stockholders of the Company for the year ended December 31, 1998, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all Stockholders of record as of March 26, 1999. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of March 26, 1999.

                              ELECTION OF DIRECTORS

     At the Meeting, eight directors are to be elected (which number shall constitute the entire Board of Directors of the Company) to hold office until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified.

     It is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby, unless otherwise specified in the proxy, for the election as directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present directors of the Company. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

     The current Board of Directors and nominees for election to the Board are as follows:

                                                         Served as a         Positions with
Name                                        Age         Director Since       the Company
----                                        ---         --------------       -----------

Helmer P.K. Agersborg, Ph.D..........       70               1992            Chairman of the Board
Brian M. Gallagher, Ph.D.............       51               1994            President, Chief Executive Officer
                                                                             and Director
Peter R. Barnett, D.M.D..............       47               1997            Director
James E. Daverman....................       49               1995            Director
Robert J. Easton.....................       54               1993            Director
Stephen W. Ritterbush, Ph.D..........       52               1992            Director
Pieter J. Schiller...................       61               1995            Director
Terence E. Winters, Ph.D.............       56               1992            Director

     The principal occupations and business experience, for at least the past five years, of each nominee are as follows:

     Dr. Agersborg has been Chairman of the Company's Board of Directors since March 1992 and served as its Chief Executive Officer and President until March 1994. Dr. Agersborg also serves as Chairman, President and Chief Scientific Officer of Afferon Corporation and Vice-Chairman and Chief Scientific Officer of Maret Corporation, having joined such companies in September 1992 and September 1994, respectively. Dr. Agersborg has also served as director of Lidak Pharmaceutical since October 1992. Each of such companies engages in pharmaceutical development. From May 1987 until his retirement in June 1990, Dr. Agersborg was the President of Wyeth-Ayerst Research Division of American Home Products Corporation. Prior to that, and beginning in 1975, he was a Vice President, and then an Executive Vice President, of Wyeth-Ayerst Laboratories Research Division.

     Dr. Gallagher joined the Company in April 1994 as President and Chief Executive Officer and was elected to the Board of Directors in November 1994. From 1988 until joining the Company, Dr. Gallagher was employed by Bristol-Myers Squibb Company ("BMS") and its predecessor, Squibb Corporation, in various executive positions including strategic planning, worldwide product and business development and marketing. From 1991 until joining the Company, Dr. Gallagher was Vice President and General Manager of Squibb Diagnostics, the in vivo imaging pharmaceutical division. Prior to that, Dr. Gallagher served for ten years with E.I. DuPont de Nemours & Co. in a variety of pharmaceutical research, development, marketing and business management positions.

     Dr. Barnett has been a director of the Company since February 1997. He is Senior Vice President and Chief Operating Officer of United Dental Care, Inc., a managed dental benefits firm, where he has served in such capacity since January 1995. From August 1994 to January 1995, Dr. Barnett was Executive Director of Prudential DMO, and from March 1993 to August 1994, he served as an independent consultant in the managed care field. From January 1985 to March 1993, Dr. Barnett was a Senior Vice President with Pearle Vision, Inc.

     Mr. Daverman has been a director of the Company since November 1995. He is a managing general partner of Marquette Venture Partners ("MVP"), a venture capital investment company which he founded in 1987. Mr. Daverman is President of Marquette Management Partners, LLC, the general partner of Marquette Venture Partners, L.P. and a general partner of MG II, L.P., the general partner of Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P. He is a member of the Board of Directors of the Technology Advisory Group of the Technology Management Office of the University of Michigan. Mr. Daverman is a member of the Board of Directors of Endocardial Solutions, Inc. and numerous privately held companies.

     Mr. Easton has been a director of the Company since November 1993. He is Managing Director of The Wilkerson Group, Inc., a major health care consulting firm, where he has served in such capacity since 1986. Mr. Easton is a former President of the Biomedical Marketing Association.

     Dr. Ritterbush has been a director of the Company since its founding in January 1992. He is managing general partner of Fairfax Partners/The Venture Fund of Washington, L.P., a venture capital fund, which he co-founded in 1989. Dr. Ritterbush serves as a director and is on the compensation committee of the Board of Directors of Apache Medical Systems, Inc.

     Mr. Schiller has been a director of the Company since September 1995. He joined Advanced Technology Ventures ("ATV"), a venture capital fund, in September 1986 and is currently a general partner of various ATV funds. He is a director of Anthra Pharmaceuticals, Inc., Endius, Inc., Afferon Corporation, Avicenna Systems Corporation, HealthShare Technology, Inc. and Novoste Corporation.

     Dr. Winters has been a director of the Company since its founding in January 1992. He is a general partner of Columbine Venture Funds, a venture capital fund, of which he was a founder in 1983. He also serves as a director of Afferon Corporation, Maret Corporation and IPNI.

     All directors hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. None of the Company's directors are related to any other director or to any executive officer of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors has a Compensation Committee (the "Compensation Committee"), which approves salaries and incentive compensation for executive officers of the Company and which administers the Company's stock option plans, and an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent accountants. The Compensation Committee currently consists of Robert J. Easton, Stephen W. Ritterbush, Ph.D. and Terence E. Winters, Ph.D. The Compensation Committee was established in March 1996 and held two meetings in 1998. The Audit Committee currently consists of James E. Daverman, Stephen W. Ritterbush, Ph.D. and Pieter
J. Schiller. The Audit Committee was established in March 1996 and held one meeting in 1998. There were four meetings of the Board of Directors during 1998. Each incumbent director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he served as a director and the total number of meetings held by the committee on which he served during the period, if applicable.

COMPENSATION OF DIRECTORS

     Helmer P.K. Agersborg is paid $36,000 per year for his services as Chairman of the Board. Peter R. Barnett receives $1,500 per meeting for each meeting of the Board of Directors attended. The Wilkerson Group, Inc. receives $1,500 per meeting for each meeting of the Board of Directors attended by Mr. Easton. No other directors receive cash compensation for services on the Board of Directors. The Company provides reimbursement to directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors and other Company business.

     From time-to-time, members of the Board of Directors have been granted options to purchase shares of Common Stock of the Company. See "Security Ownership of Certain Beneficial Owners and Management."

     Pursuant to the Company's 1996 Non-Employee Director Stock Option Plan (the "Non-Employee Plan"), each new non-employee director of the Company is automatically granted an option to purchase 25,000 shares of Common Stock, at an exercise price per share equal to the then current fair market value per share. All such options become exercisable in five equal annual installments commencing one year after the date of grant provided that the optionee then remains a director  at the time of  vesting  of the  installments.  The right to  exercise annual installments of options under the Non-Employee Plan will be reduced proportionately based on the optionee's actual attendance at Directors' meetings if the optionee fails to attend at least 75% of the Directors' meetings held in any calendar year. On February 12, 1998 Dr. Gallagher was granted 75,000 options under the 1996 Stock Option Plan at an exercise price of $6.25 per share and on January 15, 1999 Dr. Gallagher was granted 75,000 options outside of any stock option plan at an exercise price of $10.0625 per share. All of such options become exercisable in five equal annual installments beginning on the anniversary of their respective grant dates.

                               EXECUTIVE OFFICERS

     The  following  table  identifies  the  current  executive  officers of the
Company:

                                                       Capacities in                       In Current
Name                                           Age     Which Served                        Position Since
----                                           ---     ------------                        --------------

Brian M. Gallagher, Ph.D...............         51     President, Chief Executive          April 1994
                                                       Officer and Director                (Director since November
                                                                                           1994)
Robert A. Ashley(1)....................         41     Senior Vice President               January 1999
Nancy C. Broadbent(2)..................         43     Chief Financial Officer,            March 1996
                                                       Treasurer and Secretary
Douglas C. Gehrig(3)...................         54     Vice President, Sales               June 1997
David P. Pfeiffer(4)...................         36     Vice President, Marketing           June 1997
-----------

(1) Mr. Ashley joined the Company in September 1994 as Vice President, Commercial Development. He was promoted to Senior Vice President in January 1999. From 1989 until joining the Company, he was employed by BMS and its predecessor, Squibb Corporation, in various positions including product development, commercial and business development and, most recently, as Director, Business Development where he was responsible for the worldwide product and market development of several new drugs. From 1979 to 1989, Mr. Ashley held various positions at Amersham International (UK) Ltd., including research, development, manufacturing, sales and marketing positions, as well as worldwide product development and product launch positions.

(2) Ms. Broadbent joined the Company in March 1996 as Chief Financial Officer, Treasurer and Secretary. From October 1994 until joining the Company, Ms. Broadbent served as Senior Vice President, Chief Financial Officer and director of Human Genome Sciences, Inc., a biotechnology company. From January 1993 to October 1994, she served as Vice President and Chief Financial Officer of Cangene, Inc., a biopharmaceutical company. From January 1992 through December 1992, Ms. Broadbent served as an independent financial consultant. From March 1990 to December 1991, she was employed by Baring Brothers & Co., Inc., initially as Senior Vice President and then as Executive Director, Corporate Finance. Prior to that, Ms. Broadbent served for nine years in corporate finance positions with Salomon Brothers, Inc. and PaineWebber Incorporated.

(3) Mr. Gehrig joined the Company in June 1997 as Vice President, Sales. From September 1991 until joining the Company, he was employed by the Musculoskeletal Transplant Foundation, most recently as Vice President, Hospital Sales. From January 1990 until September 1991, Mr. Gehrig was Director of Sales for the Consumer Product Division of Warner Lambert. Prior to that, he served for 19 years in various sales, marketing and sales management positions with Johnson & Johnson.

(4) Mr. Pfeiffer joined the Company in June 1997 as Vice President, Marketing. From September 1995 until June 1997, Mr. Pfeiffer served as Director of Marketing, Health Management Services, for SmithKline Beecham. From May 1994 to September 1995, Mr. Pfeiffer served as Director, Disease Management Services of Stuart Disease Management Services, a division of Zeneca Pharmaceuticals. From October 1991 to May 1994 he was employed in various product management positions with Zeneca Pharmaceuticals Group. From July 1988 to October 1991, Mr. Pfeiffer held various marketing and product management positions with the Lederle Laboratories Division of American Cyanamid.

     None of the Company's executive officers is related to any other executive officer or to any director of the Company. Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and stockholders who beneficially own more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with respect to the Company's equity securities with the Securities and Exchange Commission (the "SEC"). All reporting persons are required by SEC regulation to furnish the Company with copies of all reports that such reporting persons file with the SEC pursuant to
Section 16(a).

     Based solely on the Company's review of the copies of such forms received by the Company and upon written representations of the Company's reporting persons received by the Company, each such reporting person has filed all of their respective reports pursuant to Section 16(a) on a timely basis.

                             EXECUTIVE COMPENSATION

Summary of Compensation in Fiscal 1998, 1997 and 1996

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each person who served as the Company's Chief Executive Officer at any time during 1998 and each other executive officer of the Company whose aggregate cash compensation exceeded $100,000 at the end of 1998 (collectively, the "Named Executives") during the years ended December 31, 1998, 1997 and 1996.

                          SUMMARY COMPENSATION TABLE(1)

-----------------------------------------------------------------------------------------------------------------------------
                                                                                         Long-Term Compensation
                                                            Annual Compensation                 Awards

                                                 --------------------------------------------------------------
                                                                                              Securities
                                                       Salary                Bonus            Underlying          All Other
    Name and Principal Position         Year                                                    Options         Compensation
                                                        ($)                   ($)                  (#)               ($)
                (a)                     (b)             (c)                   (d)                  (g)               (i)
------------------------------------ ----------- ------------------- ---------------------- ---------------------------------

Brian M. Gallagher, Ph.D.(2)....        1998           262,500                 53,074            75,000            --
     President and                      1997           250,000                 42,536            50,000            --
     Chief Executive Officer            1996           225,000                 50,000                --            --

Robert A. Ashley................        1998           175,000                 36,701            25,000            --
     Senior Vice President              1997           157,500                 36,125            25,000            --
                                        1996           139,961                 30,000                --            --

Nancy C. Broadbent(3)...........        1998           182,000                 36,789            25,000            --
     Chief Financial Officer,           1997           173,250                 36,380            25,000            --
     Treasurer and Secretary            1996           137,500                 30,000            60,000            --

Douglas C. Gehrig(4)............        1998           153,500                 36,413            20,000            --
     Vice President, Sales              1997            78,977                    800            60,000            --

David F. Pfeiffer(5)............        1998           153,500                 36,544            20,000        35,000(6)
     Vice President, Marketing          1997            84,375                    656            60,000            --
-----------

(1) The costs of certain benefits are not included because they did not exceed, in the case of each Named Executive, the lesser of $50,000 or 10% of the total annual salary and bonus reported in the above table.

(2) In November 1994, Dr. Gallagher purchased 125,000 shares of the Company's restricted Common Stock at $0.335 per share. Such shares are subject to the Company's right of first refusal, pursuant to which the Company may buy them back from Dr. Gallagher at $0.335 per share, if Dr. Gallagher is terminated for cause, and at the then current market value per share, if he is terminated for any other reason. At December 31, 1998, Dr. Gallagher held 125,000 shares of restricted Common Stock with a year-end value of $1,161,250 based on the value of the Common Stock as of such date ($9.625 per share), less the purchase price per share paid for such shares ($0.335 per share).

(3) Ms. Broadbent joined the Company in March 1996 as Chief Financial Officer, Treasurer and Secretary.

(4)  Mr. Gehrig joined the Company in June 1997 as Vice President, Sales.

(5)  Mr. Pfeiffer joined the Company in June 1997 as Vice President, Marketing.

(6)  Represents reimbursable relocation allowance.

Option Grants in 1998

     The following table sets forth information concerning individual grants of stock options made pursuant to the 1996 Stock Option Plan during 1998 to each of the Named Executives.

                        OPTION GRANTS IN LAST FISCAL YEAR

------------------------------------------------------------------------------------------- ---------------------------
                                       Individual Grants

                                                                                            ---------------------------
-------------------------------- --------------- ------------- ------------- -------------- ---------------------------
                                                                                               Potential Realizable
                                                  Percent of                                         Value at
                                   Number of        Total                                    Assumed Annual Rates of
                                   Securities      Options                                            Stock
                                   Underlying     Granted to   Exercise or                    Price Appreciation for
                                    Options       Employees     Base Price                            Option
                                    Granted       in Fiscal                   Expiration             Term (3)
                                                                                            ---------------------------
             Name                    (#)(1)        Year (2)       ($/Sh)         Date           5%($)         10%($)
              (a)                     (b)            (c)           (d)            (e)            (f)           (g)
-------------------------------- --------------- ------------- ------------- -------------- --------------- -----------

Brian M. Gallagher, Ph.D.....        75,000           23.9%       $6.25         2/12/08        294,794       747,067

Robert A. Ashley.............        25,000            8.0%       $6.25         2/12/08         98,265       249,022

Nancy C. Broadbent...........        25,000            8.0%       $6.25         2/12/08         98,265       249,022

Douglas C. Gehrig............        20,000            6.4%       $6.25         2/12/08         78,612       199,218

David F. Pfeiffer............        20,000            6.4%       $6.25         2/12/08         78,612       199,218
-----------

(1) Such options were granted pursuant to and in accordance with the Company's 1996 Stock Option Plan. For a complete description of such plan, see "1996 Stock Option Plan Proposal."

(2) Based on an aggregate of 313,500 options granted to employees in 1998, including options granted to Named Executives.

(3)  Based on a grant date fair market value of $6.25 per share.

Aggregated Option Exercises in 1998
and Year End Option Values

     The following table sets forth information concerning each exercise of options during 1998 by each of the Named Executives and the year end value of unexercised in-the-money options.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

-------------------------------------------------------------------------------------------------------------------------
                                                                                Number of
                                                                          Securities Underlying            Value of
                                                                               Unexercised               Unexercised
                                                                                Options at               In-the-Money
                                                                                  Fiscal                  Options at
                                                                                 Year-End                   Fiscal
                                         Shares                                    (#)                     Year-End
                                       Acquired on           Value             Exercisable/                ($) (1)
                                        Exercise           Realized           Unexercisable              Exercisable/
               Name                        (#)                ($)                  (d)                  Unexercisable
               (a)                         (b)                (c)                                            (e)
--------------------------------    ------------------ ------------------ -------------------      ----------------------
Brian M. Gallagher, Ph.D........                --              --            97,500/127,500          $786,688/$383,438
Robert A. Ashley................             9,375         $82,406            42,500/54,375           $327,172/$175,859
Nancy C. Broadbent..............                --              --            17,000/69,000            $94,625/$279,875
Douglas L. Gehrig...............                --              --            24,000/56,000               $0/$67,500
David P. Pfeiffer...............                --              --            24,000/56,000               $0/$67,500
-----------

(1) Based on a year end fair market value of the underlying securities equal to $9.625 per share, less the exercise price payable for such shares.

EMPLOYMENT   CONTRACTS,   TERMINATION   OF  EMPLOYMENT   AND   CHANGE-IN-CONTROL
ARRANGEMENTS

     The Company has executed indemnification agreements with each of its executive officers and directors pursuant to which the Company has agreed to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a director, officer, employee, agent or fiduciary of the Company. In general, the Company's employees are covered by confidentiality agreements.

     In addition, each of Dr. Gallagher, Ms. Broadbent and Messrs. Ashley, Gehrig and Pfeiffer have agreed that during the term of his or her employment and for a period of two years thereafter, such person will not directly or indirectly provide services to or for any business engaged in research regarding the development, manufacture, testing, marketing or sale of collagenase inhibiting drugs for application in periodontal disease or any other application which, during the period of such person's employment with the Company, is either marketed or in advanced clinical development by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of, and during 1998 consisted of, Robert J. Easton, Stephen W. Ritterbush, Ph.D. and Terence E. Winters, Ph.D. There are no, and during 1998 there were no, Compensation Committee Interlocks.

     As of April 1, 1999, each of Fairfax Partners/The Venture Fund of Washington, L.P., with which Dr. Ritterbush is affiliated and Columbine Venture Fund II, L.P., with which Dr. Winters is affiliated, held 446,517 and 969,328 shares, respectively, of the Company's Common Stock which were previously issued upon conversion of certain shares of the Company's Series A, Series B or Series C Redeemable Preferred Stock previously held by such entities. Such shares of Common Stock are entitled to certain registration rights and certain rights to participate in certain future offerings undertaken by the Company.

     In September 1995, the Company and the then holders of the Company's Series A, Series B and Series C Redeemable Preferred Stock entered into a Registration Rights Agreement (the "Rights Agreement") pursuant to which the Company has granted certain registration rights to such Stockholders. Pursuant to the Rights Agreement, at any time beginning six months after June 20, 1996, the effective date of the Company's initial public offering, the holders of at least a majority of the Common Stock issued upon the conversion of the Series A, Series B and Series C Redeemable Preferred Stock (the "Registrable Securities") have the right, subject to certain restrictions set forth in the Rights Agreement, to require that the Company register the Registrable Securities requested by such holders at the Company's expense (on no more than two occasions) on either a Form S-1, Form S-2 or Form S-3 Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"). The Company is not, however, required to register any Registrable Securities unless such shares represent at least 10% of the Company's outstanding shares of Common Stock, or, if less than 10%, if the anticipated aggregate offering price exceeds $1,000,000.

     The holders of Registrable Securities also have the right to an unlimited number of registrations on Form S-3 under the Securities Act. The Company is not, however, required to effect such a registration unless the requesting holders reasonably anticipate having an aggregate disposition price of at least $500,000.

     Also pursuant to the Rights Agreement, if, at any time during the seven-year period commencing on the effective date of the Company's initial public offering, the Company proposes to register any of its Common Stock under the Securities Act for sale to the public, the holders of the Registrable Securities have unlimited piggyback registration rights at the Company's expense, subject to certain restrictions set forth in the Rights Agreement.

     Also in September 1995, the Company granted to the then holders of Series A, Series B and Series C Redeemable Preferred Stock certain rights to participate in certain future offerings undertaken by the Company. Such rights to participate require that, with certain exceptions including, but not limited to, an underwritten public offering, any time the Company proposes to issue, sell or exchange, or reserve therefor, any securities, the Company must first offer to sell to each of the pre-conversion holders of Series A, Series B and Series C Redeemable Preferred Stock their respective pro rata share of such securities at a price and on terms identical to the price and terms of the securities proposed to be issued, sold or exchanged in the applicable offering.

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index (capitalization weighted) for the period beginning on the date on which the Securities and Exchange Commission declared effective the Company's Form 8-A Registration Statement pursuant to
Section 12 of the Exchange Act and ending on the last day of the Company's last completed fiscal year.

                 COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)(3)

              Among the Company, the Nasdaq Composite Index and the
                           Nasdaq Pharmaceutical Index
                            (Capitalization Weighted)




                                [Graph goes here]







        Company/         Base Period    December       June      December      June      December
       Index Name         June 1996       1996         1997        1997        1998        1998
       ----------         ---------       ----         ----        ----        ----        ----
CGPI................        $100      $  89.04    $   131.51    $ 136.99    $   94.52    $  105.48
NASDAQ..............         100        110.46        123.67      135.61    $  162.98    $  190.29
NASDAQ PHAR.........         100         98.41        101.11      101.87    $  104.04    $  130.72


-----------

(1)  Graph assumes $100 invested on June 20, 1996 in the Company's Common Stock,
     the   Nasdaq   Composite   Index  and  the  Nasdaq   Pharmaceutical   Index
     (capitalization weighted).

(2)  Total return assumes reinvestment of dividends.

(3)  Year ended December 31.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report:

     The Compensation Committee is composed of three non-employee directors. The Compensation Committee recommends, and the Board approves, all matters relating to executive compensation, including setting and administering policies governing executive salaries, bonuses (if any) and stock option awards (if any). The Compensation Committee meets twice annually to set performance objectives for the Chief Executive Officer ("CEO") and to determine the annual compensation of the CEO and other senior executives of the Company. The CEO is not present during the discussion of his compensation.

Executive Compensation Policy
-----------------------------

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting and retaining qualified senior management. Historically, the Company has operated as a "virtual" pharmaceutical company with a small number of highly experienced senior executives determining and executing the Company's strategy while contracting out pharmaceutical development activities to clinical research and other third party organizations. More recently, however, the Company has and will continue to expand its sales and marketing infrastructure. In order to continually attract highly experienced executives, the Company's compensation packages for senior executives are highly competitive with those paid to executives of other emerging pharmaceutical companies.

Compensation Mix
----------------

     The Company's executive compensation packages generally include three components: base salary, a discretionary annual cash bonus and stock options.

Base Salary
-----------

     The Compensation Committee seeks to establish base salaries for each position and level of responsibility which are competitive with those of executive officers at other emerging pharmaceutical companies.

Discretionary Cash Bonus
------------------------

     The Compensation Committee believes that discretionary cash bonuses are important to motivate and reward executive officers. However, cash bonuses are not guaranteed. Annual cash bonuses are awarded to executives based on their achievements against a stated list of objectives developed at the beginning of each year by senior management and the Compensation Committee. Such objectives are reviewed and approved by the Board of Directors.

Stock Options
-------------

     Stock option grants under the Company's stock option plans are designed to align the long term interests of the Company's executives with those of its stockholders by rewarding executives for increasing stockholder value. All executive officers are awarded option grants upon joining the Company which are competitive with those at comparable emerging pharmaceutical companies. In addition, the Compensation Committee may award additional stock option grants annually. When granting stock options, the Compensation Committee considers the recommendation of the Company's Chief Executive Officer and the relative performance and contributions of each officer compared to that of other officers within the Company with similar levels of responsibility.

Compensation of the Chief Executive Officer
-------------------------------------------

     In establishing Dr. Gallagher's compensation package, the Compensation Committee seeks to maintain a level of total current compensation that is competitive with that paid to chief executive officers of other comparable emerging pharmaceutical companies. In addition, in order to align Dr. Gallagher's interests with the interests of the

Company's   stockholders,   the  Compensation   Committee  attempts  to  make  a
substantial portion of the value of his total compensation dependent on the appreciation of the Company's stock price.

     Dr. Gallagher's performance is evaluated annually by the Compensation Committee against a stated list of short, medium and long term objectives developed by the Compensation Committee at the beginning of each year and approved by the Board of Directors. Based on his achievements relating to these objectives, the Compensation Committee recommended, and the board approved, a bonus to Dr. Gallagher of $75,000 for 1998, which is paid in 1999, and an increase in base salary from $262,500 to $268,000 effective January 1, 1999.

     Section 162(m) of the Internal Revenue Code disallows the deductibility by the Company of any compensation over $1 million paid to the Chief Executive Officer or any of the other four most highly compensated executives, unless certain criteria are satisfied. The Company's Chief Executive Officer and the other named executives have not received annual compensation over $1 million, and the Company has not determined what measures, if any, it should take to comply with Section 162.

                                          Compensation Committee Members:

                                          Robert J. Easton
                                          Stephen W. Ritterbush, Ph.D.
                                          Terence E. Winters, Ph.D.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     There were, as of February 15, 1999, approximately 118 holders of record and 3,000 beneficial holders of the Company's Common Stock. The following table sets forth certain information, as of February 15, 1999, with respect to holdings of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's directors (which includes all nominees) and Named Executives, and (iii) all directors and officers as a group.


                                                                  Amount and Nature of               Percent
Name and Address of Beneficial Owner(1)                           BeneficialOwnership(1)            of Class(2)
---------------------------------------                           ----------------------            -----------
(i)      Certain Beneficial Owners:
Zesiger Capital Group LLC
320 Park Avenue, 30th Floor
New York, New York 10022...............................                    972,300                      11.3%
Columbine Venture Fund II, L.P.
6155 N. Scottsdale Road, Suite 100
Scottsdale, Arizona 85250..............................                    969,328                      11.3
Marquette Venture Partners II, L.P.
  and MVP II Affiliates Fund, L.P.
520 Lake Cook Road, Suite 450
Deerfield, Illinois 60015..............................                    916,313(3)                   10.7
Thomson Horstmann & Bryant, Inc.
Park 80 West Plaza Two
Saddle Brook, NJ 07663.................................                    613,600                       7.1
Delphi Ventures III, L.P. and
  Delphi  Investments III, L.P.
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, California 94025...........................                    510,000(4)                    5.9
Fairfax Partners/The Venture Fund
  of Washington, L.P.
1568 Spring Hill Road, Suite 200
McLean, Virginia 22102.................................                    446,517                       5.2
(ii)     Directors (which includes all nominees) and
         Named Executives:
Brian M. Gallagher, Ph.D...............................                    412,500(5)                    4.6
Robert A. Ashley.......................................                    150,725(6)                    1.7
Nancy C. Broadbent.....................................                    124,000(7)                    1.4
Douglas C. Gehrig......................................                     70,500(8)                    *
David F. Pfeiffer......................................                     70,000(8)                    *
Helmer P.K. Agersborg, Ph.D............................                    126,209(9)                    1.5
Peter R. Barnett, D.M.D................................                     12,000(10)                   *
James E. Daverman......................................                    926,313(11)                  10.8
Robert J. Easton.......................................                     41,689(12)                   *
Stephen W. Ritterbush, Ph.D............................                    456,517(13)                   5.3
Pieter J. Schiller.....................................                    400,299(14)                   4.7
Terence E. Winters, Ph.D...............................                    979,328(15)                  11.4
(iii)    All Directors and officers as a
         group (12 persons)............................                  3,770,080(16)                  40.4%

-----------

*  Less than 1%

(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares.

(2) Applicable percentage of ownership for each holder is based on 8,589,704 shares of Common Stock outstanding on February 15, 1999, plus any Common Stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable within 60 days after February 15, 1999.

(3) Includes 890,860 shares and 25,453 shares owned by Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P., respectively.

(4) Includes 500,968 shares and 9,032 shares owned by Delphi Ventures III, L.P. and Delphi Investments III, L.P., respectively.

(5) Of such shares, 125,000 are subject to certain rights of first refusal held by the Company. See "EXECUTIVE COMPENSATION -- Summary of Compensation in fiscal 1998, 1997 and 1996." Includes 287,500 shares of Common Stock underlying options which are or may be exercisable as of February 15, 1999 or 60 days after such date.

(6) Includes 122,500 shares of Common Stock underlying options which are or may be exercisable as of February 15, 1999 or 60 days after such date.

(7) Includes 99,000 shares of Common Stock underlying options which are or may be exercisable as of February 15, 1999 or 60 days after such date. Also includes 1,000 shares held as custodian for minor child.

(8) Includes 69,000 shares of Common Stock underlying options which are or may be exercisable as of February 15, 1999 or 60 days after such date.

(9) Includes 37,500 shares of Common Stock underlying options which are exercisable as of February 15, 1999 or 60 days after such date.

(10) Includes 10,000 shares of Common Stock underlying options which are exercisable as of February 15, 1999 or 60 days after such date.

(11) James E. Daverman is President of Marquette Management Partners, LLC, the general partner of Marquette Venture Partners, L.P. and a general partner of MG II, L.P., the general partner of Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P. and, as such, has the power to vote or direct the vote of and to dispose of or direct the disposition of the shares owned by Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P. Mr. Daverman expressly disclaims beneficial ownership of such shares, except as to his proportionate interest in Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P. Includes 10,000 shares of Common Stock underlying options which are exercisable as of February 15, 1999 or 60 days after such date.

(12) Includes 10,000 shares of Common Stock underlying options which are exercisable as of February 15, 1999 or 60 days after such date. Also includes 6,400 shares held as trustee for Second Easton Family Charitable Trust.

(13) Stephen W. Ritterbush, Ph.D. is a general partner of Fairfax Partners/The Venture Fund of Washington, L.P. and, as such, has the power to vote or direct the vote of and to dispose of or direct the disposition of the shares owned by Fairfax Partners/The Venture Fund of Washington, L.P. Dr. Ritterbush expressly disclaims beneficial ownership of such shares, except as to his proportionate interest in Fairfax Partners/The Venture

     Fund of Washington, L.P. Includes 10,000 shares of Common Stock underlying options which are exercisable as of February 15, 1999 or 60 days after such date.

(14) Pieter J. Schiller is a general partner of Advanced Technology Ventures III, L.P. and, as such, has the power to vote or direct the vote of and to dispose of or direct the disposition of the shares owned by Advanced Technology Ventures III, L.P. Mr. Schiller expressly disclaims beneficial ownership of such shares, except as to his proportionate interest in Advanced Technology Ventures III, L.P. Includes 10,000 shares of Common Stock underlying options which are exercisable as of February 15, 1999 or 60 days after such date.

(15) Terence E. Winters, Ph.D. is a general partner of Columbine Venture Fund II, L.P. and, as such, has the power to vote or direct the vote of and to dispose of or direct the disposition of the shares owned by Columbine Venture Fund II, L.P. Dr. Winters expressly disclaims beneficial ownership of such shares, except as to his proportionate interest in Columbine Venture Fund II, L.P. Includes 10,000 shares of Common Stock underlying options which are exercisable as of February 15, 1999 or 60 days after such date.

(16) See Notes 5 through 15.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of April 1, 1999, each of Advanced Technology Ventures III, L.P., with which Mr. Schiller is affiliated, and Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P., with which Mr. Daverman is affiliated, held 390,299, 890,860 and 25,453 shares, respectively, of the Company's Common Stock which were previously issued upon conversion of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock previously held by each such entity. Such entities are, therefore, with respect to such shares of Common Stock, entitled to the identical registration rights and rights to participate in certain future offerings undertaken by the Company as are Fairfax Partners/The Venture Fund of Washington, L.P., with which Dr. Ritterbush is affiliated and Columbine Venture Fund II, L.P., with which Dr. Winters is affiliated.

     For information concerning such registration rights and rights to participate in certain future offerings undertaken by the Company, and with respect to Drs. Ritterbush and Winters, each a member of the Compensation Committee. See "EXECUTIVE COMPENSATION -- Compensation Committee Interlocks and Insider Participation."

     In March 1999, each of Robert J. Easton and Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P. executed a Stock Purchase Agreement and a Stockholders and Registration Rights Agreement with respect to the purchase, upon requisite stockholder approval, of shares of the Company's Series D Preferred Stock. See "Series D Preferred Stock Issuance Proposal."

                         1996 STOCK OPTION PLAN PROPOSAL

     The 1996 Stock Option Plan was adopted by the Board of Directors and approved by the Stockholders of the Company on March 22, 1996 and March 29, 1996, respectively. Those eligible to receive stock option grants or stock purchase rights under the 1996 Stock Option Plan include the Company's employees, directors and consultants. The 1996 Stock Option Plan was adopted to

     o attract and retain the best available personnel for positions of substantial responsibility;

     o provide additional incentives to employees, members of the Board and consultants of the Company and its subsidiaries; and

     o    promote the success of the Company's business.

Currently there are 750,000 shares of Common Stock reserved for issuance upon the exercise of options and/or stock purchase rights granted under the 1996 Stock Option Plan.

     The 1996 Stock Option Plan is administered by the Compensation Committee, which is comprised solely of outside directors. The Compensation Committee determines, among other things, the

     o    nature of the options to be granted;

     o    persons, or grantees, who are to receive options;

     o    number of shares to be subject to each option;

     o    exercise price of the options; and

     o    vesting schedule of the options.

     The 1996 Stock Option Plan provides for the granting of options intended to qualify as incentive stock options, or ISOs, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, to employees of the Company. The 1996 Stock Option Plan also provides for the granting of non-qualified stock options, or NQSOs, to employees, non-employee directors and consultants who perform services for the Company or its subsidiaries. The exercise price of all ISOs granted under the 1996 Stock Option Plan may not be less than the fair market value of the shares at the time the option is granted. In addition, no ISO may be granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price as to that employee is at least 110% of the fair market value of the stock at the time of the grant. No employee may be granted ISOs which are exercisable for the first time in any calendar year to the extent that the aggregate exercise value of such option shares exceeds $100,000 as of the date of grant. Options may be exercisable for a period of not more than ten years from the date of grant, provided, however that the term of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company may not exceed five years. The exercise price of NQSOs granted under the 1996 Stock Option Plan may not be less than 85% of the fair market value per share of the Common Stock on the date of grant. No NQSO may be granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price to that person is at least
110% of the fair market value of the stock at the time of the grant. The exercise price must be paid in full at the time an option is exercised, and at the Compensation Committee's discretion, all or part of the exercise price may be paid with previously owned shares or other approved methods of payment. An option is exercisable as determined by the Compensation Committee. The 1996 Stock Option Plan will terminate on March 28, 2006.

     Subject to the terms as specified in any option agreement, the following time table applies with respect to exercising outstanding vested options if a grantee's employment or consulting relationship is terminated:

   Reason for termination
   during term of employment
   or consulting relationship                  Latest exercise date
   --------------------------                  --------------------

Disability                          One year following termination by grantee
Death                               One year following death by grantee's estate
Any other reason                    90 days following termination by grantee

     Options are not assignable or otherwise transferable except by will or the laws of descent and distribution and shall be exercisable during the grantee's lifetime only by the grantee.

     The 1996 Stock Option Plan also permits the awarding of stock purchase rights at not less than 50% of the fair market value of the shares as of the date offered. The 1996 Stock Option Plan requires the execution of a restricted stock purchase agreement in a form determined by the Compensation Committee. Once a stock purchase right is exercised, the purchaser will have the rights of a shareholder. The purchaser will be a shareholder when the purchase is entered on the Company's records.

     The 1996 Stock Option Plan provides that in the event of a

o  reorganization;                       o  recapitalization;
o  stock split;                          o  stock dividend;
o  combination of or reclassification    o  or any other change in the corporate
   of shares;                               structure or shares of the Company,

the Board of Directors shall make adjustments with respect to the shares that may be issued under the 1996 Stock Option Plan or that are covered by outstanding options, or in the option price per share.

     The Board shall notify the grantee at least fifteen days prior to a dissolution or liquidation of the Company. The outstanding options, not previously exercised, will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company or the sale of all or substantially all of the Company's assets (a "merger"), the outstanding options will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If such successor corporation does not agree to assume the outstanding options or to substitute equivalent options, the Board of Directors will, in lieu of such assumption or substitution, provide for the grantee to have the right to exercise all of his outstanding options. If the Board of Directors makes an option fully exercisable in lieu of assumption or substitution, in the event of a merger, the Board of Directors shall notify the grantee that the option will be fully exercisable for a period of fifteen days from the date of such notice, and the option will terminate upon the expiration of such period. The option will be considered assumed if, following the merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares). If such consideration received in the merger was not solely common stock of the successor corporation or its parent, the Board of Directors may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of an option for each share of stock subject to the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     The Board may at any time amend, alter, suspend or discontinue the 1996 Stock Option Plan, but no such action will be made which would impair the rights of any grantee under any grant previously made, without such grantee's consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act, or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the National Association of Securities Dealers or an established stock exchange), the Company shall obtain shareholder approval of any 1996 Stock Option Plan amendment in such a manner and to such a degree as required. Any such amendment or termination of the 1996 Stock Option Plan is not permitted to affect options already granted and such options will remain in full force and effect as if the 1996 Stock Option Plan had not been amended or terminated, unless mutually agreed otherwise between the grantee and the Board of Directors, which agreement must be in writing and signed by the grantee and the Company.

FEDERAL INCOME TAX ASPECTS

     (a)  Incentive Stock Options

     Some options to be issued under the 1996 Stock Option Plan will be designated as ISOs and are intended to qualify under Section 422 of the Code. Under the provisions of that Section and the related regulations, an optionee will not be required to recognize any income for Federal income tax purposes at the time of grant of an ISO. Additionally, the Company will not be entitled to any deduction. The exercise of an ISO also is not a taxable event, although the difference between the option price and the fair market value on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. The taxation of gain or loss upon the sale of stock acquired upon exercise of an ISO depends in part on whether the stock is disposed of at least two years after the date the option was granted and at least one year after the date the stock was transferred to the optionee, referred to as the ISO Holding Period.

     If the ISO Holding Period is not met, then, upon disposition of such shares, referred to as a disqualifying disposition, the optionee will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price, limited, however, to the gain on sale. Any additional gain would be taxable as capital gain (see discussion of capital gains under the section relating to NQSOs, below). If the optionee disposes of the shares in a disqualifying disposition at a price that is below the fair market value of the shares at the time the ISO was exercised and such disposition is a sale or exchange to an unrelated party, the amount includible as compensation income to the optionee will be limited to the excess of the amount received on the sale or exchange over the exercise price.

     If  the  optionee   recognizes   ordinary   income  upon  a   disqualifying
disposition, the Company generally will be entitled to a tax deduction in the same amount.

     Effective as of January 1, 1998, the holding period for long term capital gain treatment is reduced to one year. Hence, if the ISO Holding Period is met, any disposition on or after January 1, 1998 would be taxable as a long term capital gain or loss; any such gains are taxable at a maximum rate of 20%.

     A maximum capital gains rate of 18% will apply to certain sales after December 31, 2000 of shares acquired upon the exercise of an ISO if such shares have been held for at least five years.

     If the ISO is exercised by delivery of previously owned shares of Common Stock in partial or full payment of the option price, no gain or loss will ordinarily be recognized by the optionee on the transfer of such previously owned shares. However, if the previously owned transferred shares were acquired through the exercise of an ISO, the optionee may realize ordinary income with respect to the shares used to exercise an ISO if such transferred shares have not been held for the ISO Holding Period. If an ISO is exercised through the payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received exceeds the number of shares surrendered, such excess shares will possibly be considered ISO stock with a zero basis.

     (b)  Non-Qualified Stock Options

     Some options to be issued under the 1996 Stock Option Plan will be designated as NQSOs. If (as in the case of NQSOs granted under the 1996 Stock Option Plan at this time) the NQSO does not have a "readily ascertainable fair market value" at the time of the grant, the NQSO is not included as compensation income at the time of grant. Rather, the optionee realizes compensation income only when the NQSO is exercised and the optionee has become substantially vested in the shares transferred. The shares are considered to be substantially vested when they are either transferable or not subject to a substantial risk of forfeiture. The amount of income realized is equal to the excess of the fair market value of the shares at the time the shares become substantially vested over the sum of the exercise price plus the amount, if any, paid by the optionee for the NQSO. If a NQSO is exercised through payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time only in the amount of the fair market value of such excess shares, and the tax basis of such excess shares will be such fair market value. When the optionee disposes of the shares acquired pursuant to a NQSO, the optionee will recognize capital gain or loss equal to the difference between the amount received for the shares and the optionee's basis in the shares.

     Under the 1996 Stock Option Plan, the optionee's basis in the shares will be the exercise price plus the compensation income realized at the time of exercise. Under tax legislation which became effective as of January 1, 1998, the capital gain or loss will be short term (with gains generally subject to tax as ordinary income) if the shares are disposed of within one year after the option is exercised and long term (with gains generally subject to tax at a maximum rate of 20%) if the shares are disposed of more than one year after the option is exercised.

     A maximum capital gains rate of 18% will apply to certain sales, after December 31, 2000, of shares acquired upon the exercise of a NQSO if such shares have been held for at least five years.

     The Company is generally entitled to a deductible compensation expense in an amount equivalent to the amount included as compensation income to the optionee. This deduction is allowed in the Company's taxable year in which the income is included as compensation to the optionee.

     Except as otherwise indicated, the preceding discussion is based upon Federal tax laws and regulations in effect on the date of the preparation of this Summary, which are subject to change, and upon an interpretation of the relevant sections of the Code, their legislative histories and the income tax regulations which interpret similar provisions of the Code. Furthermore, the foregoing is only a general discussion of the Federal income tax aspects of the 1996 Stock Option Plan and does not purport to be a complete description of all Federal income tax aspects of the 1996 Stock Option Plan. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 1996 Stock Option Plan and the sale or other disposition of shares acquired upon exercise of the options. Each key employee receiving a grant of options should consult with his or her personal tax advisor regarding the Federal, state and local tax consequences of participating in the 1996 Stock Option Plan.

PREVIOUSLY GRANTED OPTIONS UNDER THE 1996 STOCK OPTION PLAN

     As of March 31, 1999, the Company had granted options to purchase an aggregate of 749,950(1) shares of Common Stock under the 1996 Stock Option Plan at an average exercise price of $9.51 per share. As of March 31, 1999, 184,212 options to purchase shares were vested and no options to purchase shares had been exercised under the 1996 Stock Option Plan. The following table sets forth the options granted under the 1996 Stock Option Plan to (i) the Named Executives; (ii) all current executive officers as a group; (iii) each nominee for election as a Director; (iv) all current Directors who are not executive officers as a group; (v) each associate of any of such Directors, executive officers or nominees; (vi) each person who has received or is to receive 5% of such options or rights; and (vii) all employees, including all current officers who are not executive officers, as a group:

                                                      Options Granted
                                                          through           Weighted Average
                      Name                            March 31, 1999         Exercise Price        Expiration Date
---------------------------------------------         --------------         --------------        ---------------
Brian M. Gallagher, Ph.D.....................            125,000                 $7.35               2/2007-2/2008
Robert A. Ashley.............................             50,000                 $7.63               2/2007-2/2008
Nancy C. Broadbent...........................             50,000                 $7.63               2/2007-2/2008
Douglas C. Gehrig............................             80,000                 $9.53               7/2007-2/2008
David F. Pfeiffer............................             80,000                 $9.53               7/2007-2/2008
All current executive officers as a group
   (5 persons)...............................            385,000                 $8.33               2/2007-2/2008
All current Directors who are not executive
   officers as a group (7 persons)...........                 --                   --                      --
All employees, including all current
   officers who are not executive officers,
   as a group (137 persons)(4)...............            364,950                $10.75              11/2006-2/2009

     As of March 31, 1999, the market value of the Common Stock underlying the 1996 Stock Option Plan was $8.25 per share.

-----------

(1) Of the 749,950 options granted as of March 31, 1999, 3,000 of such options have been canceled and may be reissued by the Company.

(2) Options are granted under the 1996 Stock Option Plan pursuant to various vesting schedules. In general, such options vest over two (2) to five (5) year periods.

(3) All 142 of the Company's employees are eligible to participate in the 1996 Stock Option Plan.

(4) Includes two (2) consultants who were granted options to purchase an aggregate of 40,000 shares of Common Stock at an exercise price of $12.19 per share with an expiration date of February 2009.

Each of the following individuals holds more than five-percent (5%) of the total options issuable under the 1996 Stock Option Plan: Brian M. Gallagher, Ph.D. (16.67%); Robert A. Ashley (6.67%); Nancy C. Broadbent (6.67%); Douglas C. Gehrig (10.67%) and David F. Pfeiffer (10.67%).

PROPOSED AMENDMENT

     Stockholders are being asked to consider and vote upon a proposed amendment (the "Amendment") to the 1996 Stock Option Plan to increase the maximum number of shares of Common Stock available for issuance under the 1996 Stock Option Plan from 750,000 to 1,500,000 shares and to reserve an additional 750,000 shares of Common Stock of the Company for issuance in connection with awards granted under the 1996 Stock Option Plan.

     The Board of Directors believes that the Amendment provides an important inducement to recruit and retain the best available personnel. The Board of Directors believes that providing employees with an opportunity to invest in the Company rewards them appropriately for their efforts on behalf of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT.

                   SERIES D PREFERRED STOCK ISSUANCE PROPOSAL

     Stockholders are being asked to consider and vote upon a proposal to issue, pursuant to a private placement (the "Private Placement"), 200,000 shares (the "Preferred Shares") of Series D Preferred Stock at a price per share of $100.
The Series D Preferred Stock is initially convertible into an aggregate of 1,818,182 shares of Common Stock, or approximately 21.2% of the currently issued and outstanding shares of Common Stock. The Private Placement includes the issuance of 177,000 shares of Series D Preferred Stock, initially convertible into 1,609,091 shares of Common Stock (or approximately 18.7% of the currently issued and outstanding shares of Common Stock), to a single investor, OCM Principal Opportunities Fund, L.P. ("OCM"). Among the purchasers of the balance of the shares are Robert J. Easton, a Director of the Company, and Marquette Venture Partners II, L.P. ("Marquette") and MVP II Affiliates Fund, L.P. ("MVP"), together the beneficial owners of more than 5% of the outstanding shares of Common Stock. James E. Daverman, a Director of the Company, is the President of the General Partner of Marquette and MVP. Based on the number of shares to be issued (on an as-converted to Common Stock basis), certain dividend provisions of the Preferred Shares and other rights and preferences thereof, the Company, pursuant to The Nasdaq Stock Market, Inc.'s Marketplace Rules 4310(c) and (d), seeks to obtain stockholder approval of the Private Placement.

     As indicated in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and the Company's Annual Report on Form 10-K for the year ended December 31, 1998, the Company is in need of additional financing to fund the Company's actual and planned operations. At December 31, 1998, the Company had $10,250,317 of cash and cash equivalents.

     The Company has incurred losses each year since inception and had an accumulated deficit of $37,928,591 at December 31, 1998. The Company expects to continue to incur losses in the near future from expenditures on sales and marketing, manufacturing, drug development and administrative activities. The Company currently estimates that cash on hand at December 31, 1998 together with the proceeds of the Debt Financing (as hereinafter defined) and cash generated from operations will be sufficient to satisfy the Company's cash requirements at least through December 31, 1999. The Board of Directors of the Company considered various means of procuring financing and has determined that, at the present time, the Private Placement is in the best interests of the Company and its stockholders. The Company believes that it may be required to seek additional financing in the future to fund its operations and to continue to develop its products.

STOCK PURCHASE AGREEMENT

     On March 19, 1999, the Company executed a Stock Purchase Agreement (the "Purchase Agreement") with six (6) investors pursuant to which the Company has agreed to issue the Preferred Shares for an aggregate purchase price of $20,000,000. The Preferred Shares, which have the rights and preferences described below, are initially convertible into an aggregate of 1,818,182 shares of Common Stock, or approximately 21.2% of the currently issued and outstanding shares of Common Stock. The consummation of the Private Placement is subject to, among other things, approval of the transaction by the stockholders of the Company. If approved by the stockholders of the Company, it is anticipated that the closing of the Private Placement would occur as soon as practicable thereafter. Simultaneously with the execution of the Purchase Agreement, the purchasers and the Company executed a Stockholders and Registration Rights Agreement (the "Stockholders Agreement"), the material provisions of which are described below.

DEBT FINANCING

     On March 19, 1999, the Company completed a private placement of a Senior Secured Convertible Note (the "Note") to OCM (the "Debt Financing"), raising $10,000,000 in gross proceeds. The Note will pay interest at 12% per annum and is due and payable on March 18, 2000. The Note must be prepaid upon the closing of the Private Placement. In the event the Private Placement is not consummated by June 30, 1999, the holder of the Note shall have the option to convert the principal due under the Note, at a conversion price of $6.50 per share, into 1,538,462 shares of Common Stock. The accrued interest due under the Note is also convertible into shares of Common Stock at a conversion price of $6.50 per share. The shares of Common Stock issued upon conversion of the Note would have registration rights similar to those granted to the holders of the Preferred Shares. See "- the Series D Preferred Stock - Information, Registration and Other Rights" below.

VOTING AGREEMENT

     Certain stockholders of the Company, including Brian M. Gallagher, Ph.D., Nancy C. Broadbent, Robert A. Ashley, Henry P.K. Agersborg, Ph.D., Robert J. Easton, Zesiger Capital Group LLC (on its own behalf and as trustee on behalf of certain stockholders), Columbine Venture Fund II, L.P., Marquette Venture Partners II, L.P., MVP II Affiliates Fund, L.P., Delphi Ventures III, L.P. and Delphi Investments III, L.P. and Fairfax Partners/The Venture Fund of Washington, L.P., owning in the aggregate 4,764,580 shares of Common Stock (approximately 55.2% of the currently outstanding shares of Common Stock entitled to vote at the Meeting) have agreed to vote in favor of the Private Placement.

THE SERIES D PREFERRED STOCK

     Appendix A attached hereto is the proposed form of Certificate of Designation, Preferences and Rights of Series D Cumulative Convertible Preferred Stock (the "Designation"). The following is a summary of the Designation and of the rights and preferences of the Series D Preferred Stock.

     Designation and Amount. Preferred Stock of the Company designated as the "Series D Cumulative Convertible Preferred Stock" (herein referred to as the "Series D Preferred Stock"), having a par value per share equal to $.01, with the number of shares constituting such series is 200,000.

     Dividends. During the first three years after the date of issuance, the holders of the outstanding shares of Series D Preferred Stock will be entitled to receive, out of funds legally available therefor, an 8.4% annual dividend, equal in value to $8.40 per share, payable on each July 31 and January 31 in registered shares of Common Stock (valued at 100% of the average trading price on the Nasdaq National Market for the five trading days immediately prior to the dividend declaration date). After such three-year period, the holders of the outstanding shares of Series D Preferred Stock will be entitled to receive, out of funds legally available therefor, an 8% annual cash dividend, equal in value to $8.00 per share, payable on each July 31 and January 31.

     Conversion by Holders. Each share of Series D Preferred Stock will be convertible, at the option of its holder, at any time after issuance, into shares of Common Stock determined by dividing $100 by the conversion price, which initially shall be $11 per share, for each share of Series D Preferred Stock converted.

     Voting Rights. The Series D Preferred Stock shall be entitled to vote together with the holders of the Common Stock on all matters to be voted on by the Company, on an as-converted to Common Stock basis. The approval of the holders of at least 66 2/3% of the Series D Preferred Stock is required for certain actions by the Company, including creating or issuing stock ranking senior to the Series D Preferred Stock or issuing securities during the first year after the original issuance of the Series D Preferred Stock at a price less than the conversion price then in effect. The approval of the holders of at least a majority of the Series D Preferred Stock is required for certain actions by the Company, including paying dividends (other than those on the Series D Preferred Stock), incurring indebtedness in excess of $10,000,000 for working capital purposes, disposing of assets of the Company (except in the ordinary course of business), acquisitions in any calendar year period in excess of $10,000,000 and making research and development expenditures in any 12-month period in excess of $7,000,000 unless the Company has reported net income for four consecutive quarters.

     Conversion by the Company. Each share of Series D Preferred Stock will be convertible, at the option of the Company, into shares of Common Stock, at the applicable conversion rate, at any time after the Common Stock has traded at a price per share of at least 200% above the conversion price then in effect for 40 consecutive trading days, provided that the shares of Common Stock to be issued upon such conversion are registered under the Securities Act of 1933, as amended.

     Adjustment of Conversion Price. The conversion price of the Series D Preferred Stock shall be adjusted, on a weighted average basis, upon the issuance of securities, options or warrants at a price per share less than the then effective conversion price.

     Redemption. Each outstanding share of Series D Preferred Stock is redeemable, at the option of the Company as follows: at $100 per share plus all accrued and unpaid dividends if less than 5% of the Series D Preferred Stock originally issued are outstanding; at $120 per share plus all accrued and unpaid dividends in the event of a change in control of the Company between the third and fifth anniversaries of the date of issuance of the Series D Preferred Stock; and at $100 per share plus accrued and unpaid dividends in the event of a change in control of the Company after the fifth anniversary of the date of issuance of the Series D Preferred Stock.

     Board Representation. The holders of the Series D Preferred Stock will be entitled to elect one director to the Board of Directors of the Company. The maximum size of the Board of Directors is set at nine members.

     Default Dividends. The dividend payable to the holders of the Series D Preferred Stock shall be doubled upon an event of default, which is defined as, among other things, default on the payment of dividends, material breaches of the Purchase Agreement or the Stockholders Agreement, the filing of a bankruptcy petition by or against the Company, acceleration of indebtedness in excess of $1,000,000, a change in control of the Company, or the failure of the Common Stock to actively trade on the American Stock Exchange, New York Stock Exchange or the Nasdaq National Market. The Company is entitled to pay the default dividends in shares of Common Stock in the event the Company cannot pay cash dividends because of a deficiency in cash or a prohibition under Delaware law, such that a cash payment would have a material adverse effect on the Company.

     Additional Dividends. If dividends are not paid on the required dividend payment dates (July 31 and January 31), accrued dividends shall accrue additional dividends at double the applicable dividend rate (16.8% or 16.0%, as the case may be).

     Adjustment of Conversion Price. In the event the Company fails to declare dividends after the Company has been notified of an event of default for failure to pay dividends, the holders of a majority of the Series D Preferred Stock shall have the option to elect to have the conversion price of the Series D Preferred Stock reset to the then fair market value of the Common Stock (based upon the five-day trailing average closing price of the Common Stock).

     Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of outstanding shares of Series D Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to its stockholders, an amount equal to $100 per share of Series D Preferred Stock plus all cumulative dividends, whether or not earned or declared.

     Information, Registration and Other Rights. Pursuant to the Stockholders Agreement, the Company has agreed to furnish OCM with certain financial and business information, including monthly, quarterly and annual financial reports and annual budgets and operating forecasts. The Company has granted OCM a right of first refusal to purchase certain securities issued after twelve (12) months from the date of issuance of the Series D Preferred Stock in the event the price per share of such securities is less than the conversion price then in effect. The Company has granted the holders of the Series D Preferred Stock certain demand and piggyback registration rights with respect to the Common Stock issuable upon conversion of the Series D Preferred Stock. The Company also has agreed to file a shelf registration statement for the shares of Common Stock issuable upon conversion of the Series D Preferred Stock and the shares of Common Stock issuable as dividends on the Series D Preferred Stock.

                                 CAPITALIZATION

     The following table sets forth the total capitalization of the Company: (i) as of December 31, 1998; (ii) pro forma to give effect to the issuance of the Note; and (iii) pro forma as adjusted to give effect to the sale by the Company of 200,000 shares of the Series D Preferred Stock in the Private Placement at the offering price of $100 per share and the application of the estimated net proceeds therefrom (including repayment of the Note), after deducting estimated offering expenses.

                                                                          As of December 31, 1998
                                                            -------------------------------------------------------
                                                                                                      Pro Forma As
                                                             Actual              Pro Forma              Adjusted
                                                             ------              ---------              --------

                                                                               (in thousands)

Short-term debt..................................           $    --               $  10,000        $      --
                                                            ===========           =========        ==========
Stockholders' Equity:
    Preferred  Stock,  $0.01 par value,  5,000,000
      shares authorized;  none issued and outstanding
      on an actual  and pro  forma  basis and  200,000
      shares issued  and outstanding on a pro forma as
      adjusted basis..............................                --                     --                 2
                                                            -----------            ---------       ----------
    Common Stock, $0.01 par value, 25,000,000
     shares authorized; 8,587,204 shares issued and
     outstanding on an actual, pro forma and pro
     forma as adjusted basis, respectively.......                    86                   86               86
    Additional paid-in capital...................                47,317               47,317           65,915
    Deferred compensation........................                  (194)                (194)            (194)
    Accumulated Deficit .........................               (37,928)             (37,928)         (37,928)
                                                            -----------           ----------       ----------
     Total shareholders' equity .................           $     9,281           $    9,281       $   27,881
                                                            ===========           ==========       ==========

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PRIVATE PLACEMENT.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The information appearing under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Balance Sheets as of December 31, 1998 and December 31, 1997, and the Consolidated Statements of Operations and the Consolidated Statements of Stockholders' Equity (Deficit), each for the years ended December 31, 1998, 1997 and 1996 and the independent auditors' report on such consolidated financial statements contained in the Annual Report accompanying this Proxy Statement are incorporated herein by reference to such portions of such Annual Report.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company intends, subject to Stockholder approval, to retain KPMG LLP as independent auditors of the Company for the year ending December 31, 1999. KPMG LLP also served as independent auditors of the Company for 1998. Neither the firm nor any of its members has any direct or indirect financial interest in the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1999.

     One or more representatives of KPMG LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

                             STOCKHOLDERS' PROPOSALS

     Stockholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Stockholders must advise the Secretary of the Company of such proposals in writing by December 14, 1999.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy
Statement, and the entire cost of such solicitation will be borne by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

     COLLAGENEX PHARMACEUTICALS, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING
CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULE THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON MARCH 26, 1999, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO MS. NANCY C. BROADBENT, SECRETARY, COLLAGENEX PHARMACEUTICALS, INC., 301 SOUTH STATE STREET, NEWTOWN, PENNSYLVANIA 18940. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                            By Order of the Board of Directors


                                            /s/ Nancy C. Broadbent

                                            Nancy C. Broadbent,
                                            Secretary
Newtown, Pennsylvania
April 14, 1999

                                   APPENDIX A
                           CERTIFICATE OF DESIGNATION

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
              OF SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                        COLLAGENEX PHARMACEUTICALS, INC.

          CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby make this Certificate of Designation under the corporate seal of the Corporation and does hereby state and certify that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors has duly adopted the following resolutions:

          RESOLVED, that pursuant to Article Fifth of the Certificate of Incorporation, as amended (which authorizes five million (5,000,000) shares of Preferred Stock, par value $0.01 per share, none of which is presently issued and outstanding), the Board of Directors hereby fixes the designations and preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of a series of Preferred Stock consisting of 200,000 shares to be designated as Series D Cumulative Convertible Preferred Stock.

Series D Convertible Preferred Stock
------------------------------------

          RESOLVED,   that  the  holders  of  Series  D  Cumulative  Convertible
Preferred Stock, except as otherwise provided by law, shall have and possess the following rights and preferences.

A. Series D Convertible Preferred Stock.
   ------------------------------------

     1. DESIGNATION, NUMBER OF SHARES. This series of Preferred Stock shall be designated as Series D Cumulative Convertible Preferred Stock ("Series D Preferred Stock"), and the number of shares that shall constitute such series shall be 200,000. The par value of Series D Preferred Stock shall be $0.01 per share.

     2. RANK. With respect to dividend rights and rights on liquidation, winding up and dissolution of the Corporation, Series D Preferred Stock shall rank senior to:

          (i) the Common Stock, par value $0.01 per share ("Common Stock"), of the Corporation; and

          (ii) each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof (in accordance with Paragraph A.8.(b)(ii) hereof), the terms of which shall specifically provide that such class or series shall rank junior to Series D Preferred Stock as to dividend distributions or distributions upon liquidation, winding up and dissolution of the Corporation (each of the securities in clauses (i) and (ii) above collectively referred to as "Junior Securities").

     3. DIVIDEND PROVISIONS.

          (a) Each holder of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Series D Preferred Stock as follows: (i) during the first three (3) years after the date of the original issuance of the Series D Preferred Stock (the "Common Stock Dividend Period"), the Company shall pay such dividends at a rate equal to eight and four-tenths percent (8.4%) per share per annum in fully paid, registered, non-assessable shares of Common Stock which shares of such Common Stock shall be valued at one hundred percent (100%) of the average trading price on the Nasdaq National Market ("NASDAQ") for the five (5) trading days immediately prior to the Dividend Declaration Date (as defined in Paragraph B. hereof); and (ii) after the Common Stock Dividend Period, the Company shall pay cash dividends on each share of Series D Preferred Stock at a rate equal to eight percent (8%) per share per annum. At all times, dividends paid in cash shall be paid at a rate equal to eight percent (8%) per share per annum and dividends paid in Common Stock shall be paid at a rate of eight and four-tenths percent (8.4%) per share per annum.

          (b) All dividends, whether payable in cash or in shares of Common Stock, shall be cumulative, whether or not earned or declared, and shall accrue on a daily basis beginning on the date of the original issuance of Series D Preferred Stock (whether or not funds are legally available for the declaration and/or payment of such dividends), and shall be payable semi-annually in arrears on each Dividend Payment Date (as defined in Paragraph B. hereof), commencing on the first Dividend Payment Date after the date of the original issuance of such Series D Preferred Stock. Each dividend on Series D Preferred Stock shall be payable to the holders of record of Series D Preferred Stock as they appear on the stock register of the Corporation on such record date as may be fixed by the Board of Directors, which record date shall not be less than ten (10) nor more than sixty (60) calendar days prior to the applicable Dividend Payment Date.

          (c) Commencing on the sixth (6th) anniversary of the date of the original issuance of the Series D Preferred Stock, the annual dividend rate referenced above in Paragraph A.3.(a) shall increase by one percent (1%) per annum until the earlier of the date that all of the shares of Series D Preferred Stock are (i) converted into shares of Common Stock in accordance with Paragraph
A.5. hereof, or (ii) redeemed in accordance with Paragraph A.6. hereof.

          (d) Dividends shall cease to accrue in respect of any shares of Series D Preferred Stock on the date such shares are (i) converted into shares of Common Stock in accordance with Paragraph A.5. hereof, or (ii) are redeemed in accordance with Paragraph A.6. hereof.

          (e) Accrued dividends on the Series D Preferred Stock, if not paid on the first or any subsequent Dividend Payment Date following accrual, shall thereafter accrue additional dividends ("Additional Dividends") in respect thereof, compounded semi-annually, at the rate specified hereinabove in Paragraph A.3.(a) hereof or as specified hereinbelow in Paragraph A.3.(h) hereof; during the first six (6) years after the date of the original issuance of the Series D Preferred Stock, and at the applicable increased dividend rate for each year thereafter.

          (f) All dividends paid with respect to shares of Series D Preferred Stock pursuant to Paragraph A.3.(a) shall be paid pro rata to the holders of Series D Preferred Stock of record entitled thereto.

          (g) Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the holders of Series D Preferred Stock of record on any date as may be fixed by the Board of Directors, which date is not more than thirty
(30) calendar days prior to the payment of such dividends.

          (h) The dividend payable to holders of Series D Preferred Stock as set forth above in Paragraph A.3.(a) shall be doubled (the "Default Dividends"), which Default Dividends shall be payable in either cash or Common Stock at the choosing of each holder of Series D Preferred Stock upon the occurrence and during the continuance of any of the following events (each an "Event of Default" and collectively the "Events of Default") not cured or not curable, upon the giving of written notice thereof to the Corporation by the holders of a majority of the shares of Series D Preferred Stock then outstanding:

               (i) in the event that the Corporation does not (A) declare the dividend payable on the shares of Series D Preferred Stock within thirty (30) calendar days of the Dividend Declaration Date, (B) fulfill its dividend payment obligation in full for the Series D Preferred Stock, as set forth herein, within thirty (30) calendar days after said dividend payment is due and payable, or (C) fulfill its dividend payment obligation in the form of either cash or stock as required herein; or

               (ii) in the event that the Corporation shall have materially breached any of the representations and warranties contained in any of the Stock Purchase Agreement or the Stockholders and Registration Rights Agreement and any registration statement filed by the Company in relation thereto; or

               (iii) in the event that the Corporation shall have materially breached any of the covenants or agreements contained in any of the Stock Purchase Agreement or the Stockholders and

Registration Rights Agreement and such breach shall not have been cured to the satisfaction of the holders of record of a majority of the shares of Series D Preferred Stock then outstanding within thirty (30) calendar days after the date of giving of notice of such breach to the Corporation; or

               (iv) in the event of the  acceleration of any indebtedness of the
Corporation   with  a  principal   amount  in  excess  of  One  Million  Dollars
($1,000,000); or

               (v) in the event of the receipt of a final non-appealable judgment against the Corporation in an amount that is uninsured in excess of One Million Dollars ($1,000,000); or

               (vi) in the event that the Corporation shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator for the Corporation or any of its property; (B) admit in writing its inability to pay debts as they mature; (C) make a general assignment for the benefit of Creditors; (D) be adjudicated bankrupt or insolvent; (E) file a voluntary petition in bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; or (F) have failed to have an involuntary petition in bankruptcy filed against it dismissed and discharged within sixty
(60) calendar days after the date of such filing; corporate actions shall be taken for the purpose of effecting any of the foregoing; or an order, judgment or decree shall be entered without the application, approval or consent of the Corporation, by any court of competent jurisdiction, approving a petition seeking reorganization of the Corporation or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for sixty (60) calendar days (a "Bankruptcy"); or

               (vii) in the event that either (A) any court of competent jurisdiction finds that any of the patents owned or licensed by the Corporation are invalid in any material respect; or (B) any of the patents owned or licensed by the Corporation materially infringe upon any other patent; provided, however,
                                                              --------  -------
that in the event of either (A) or (B), Investor, in good faith, determines that such finding will have a Material Adverse Effect on the Corporation; or

               (viii) if at any time after the date the first share of Series D Preferred Stock is issued, shares of Common Stock are not actively publicly traded on the American Stock Exchange, NASDAQ or NYSE; or

               (ix) in the event that the Corporation consolidates or merges the Corporation with or into any other corporation or corporations, or sells, conveys or disposes of all or substantially all of the assets of the Corporation or enters into a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is sold or otherwise disposed of (a "Change in Control").

     In addition to the foregoing, in the event that the Board of Directors continues to fail to declare and pay accrued dividends and/or Default Dividends on the shares of Series D Preferred Stock after the Corporation has been notified of an Event of Default in accordance with Paragraph A.3.(h)(i) hereof, which is not curable or has not been cured within the period of time prescribed for the Corporation to effectuate such a cure, the holders of record of a majority of shares of Series D Preferred Stock shall have the option, during the continuance of such an Event of Default, to elect to have the Conversion Price reset to the then fair market value of the Common Stock of the Corporation, as determined by using the five (5) day trailing average closing price of the Common Stock of the Corporation, as reported on NASDAQ. Any reset of the Conversion Price hereunder shall be effective on the day immediately after the date of the holders' notice to the Corporation.

     Notwithstanding the foregoing, in the event that the Corporation is unable to meet its obligation to pay cash dividends in the form of cash because of (a) a deficiency in the cash position of the Corporation such that the payment of such dividends in cash would have a Material Adverse Effect on the Corporation, or (b) a prohibition by the DGCL, then the Corporation shall be permitted to pay Default Dividends in shares of Common Stock during such time the condition described in this paragraph continues.

          (i) The holders of Series D Preferred Stock shall be entitled to receive the dividends provided for in Paragraph A.3.(a) hereof in preference to and in priority over any dividends upon any of the Junior Securities. Such dividends on the Series D Preferred Stock shall be cumulative, whether or not earned or declared, so that if at any time full Accumulated Dividends (as defined in Paragraph B. of this Agreement) on all shares of Series D Preferred Stock then outstanding have not been paid for all Dividend Periods then elapsed and a prorated dividend on the Series D Preferred Stock at the rate aforesaid from the Dividend Payment Date immediately preceding the Junior Payment Date (as defined below) to the Junior Payment Date have not been paid or set aside for payment, the amount of such unpaid dividends shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any shares of Junior Securities (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Securities (the date of any such actions to be referred to as the "Junior Payment Date"); provided, however, that the restrictions set forth in this
                  --------   -------
sentence shall not apply to the purchase or other acquisition of Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted.

          (j) Dividends payable on Series D Preferred Stock for any period less than one (1) year shall be computed on the basis of a 360-day year consisting of twelve 30-day months plus the actual number of calendar days elapsed in the month for which such dividends are payable.

     4. LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of all shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to One Hundred Dollars ($100.00) in cash per share, plus an amount equal to full cumulative dividends (whether or not earned or declared)
accrued and unpaid thereon, including Default Dividends and Additional Dividends, to the date of final distribution and no more, before any distribution is made on any Junior Securities. After payment in full pursuant to this Paragraph A.4., the holders of Series D Preferred Stock shall not be entitled to any further participation in any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

     5. CONVERSION.

          (a) RIGHT OF CONVERSION. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and from time to time, after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series D Preferred Stock, into such number of fully paid, registered, non-assessable shares of Common Stock as is determined by dividing One Hundred Dollars ($100.00) by the Conversion Price. The "Conversion Price" for the Series D Preferred Stock shall be Eleven Dollars ($11.00) per share. The Conversion Price for the Series D Preferred Stock shall be subject to adjustment as set forth in Paragraph A.5.(c) hereof.

          (b) PROCEDURES FOR VOLUNTARY CONVERSION. Before any holder of shares of Series D Preferred Stock shall be entitled to convert any of such shares into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred Stock, and shall give written notice by mail, postage prepaid, or hand delivery, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holders of shares of Series D Preferred Stock, or to the nominee or nominees of such holders, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering the

Series D Preferred Stock for conversion, be conditioned upon the effectiveness of such offering, in which event the person(s) entitled to receive Common Stock issuable upon such conversion of the Series D Preferred Stock shall not be deemed to have converted such Series D Preferred Stock until immediately prior to the effectiveness of such offering and the Corporation shall deliver to such holders tendering Series D Preferred Stock for conversion written notice of the anticipated date of such effectiveness no less than ten (10) calendar days prior thereto.

          (c) ADJUSTMENTS OF CONVERSION PRICE. So long as any shares of Series D Preferred Stock are outstanding, the Conversion Price of the Series D Preferred Stock shall be subject to adjustment from time to time as follows:

               (i) (A) Upon issuance (or deemed issuance pursuant to the provisions hereof) by the Corporation of any Additional Stock (as defined below) after the date of issuance of Series D Preferred Stock, without consideration or for an Effective Price per share, or, in the case of Convertible Securities, a conversion price per share, less than the Conversion Price for the Series D Preferred Stock in effect immediately prior to the issuance (or deemed issuance) of such Additional Stock, then the Conversion Price for the Series D Preferred Stock in effect immediately prior to each (such issuance or deemed issuance) shall be adjusted, if the issuance occurs after the initial twelve (12) month period after the date of original issuance of the Series D Preferred Stock, to a price determined by the following formula: (A + B) / (C + D), where "A" equals the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the then applicable Conversion Price, where "B" equals the consideration, if any, received by the Corporation upon such issuance or sale, where "C" equals the total number of shares of Common Stock outstanding prior to issuance of the additional shares and where "D" equals any Additional Stock or any conversion shares, or any other shares reserved for issuance which are associated with such financing, immediately after such issuance or sale. See Exhibit A hereto for an example of the formula set forth herein.
---------

                    (B) No adjustment of the Conversion Price for Series D Preferred Stock shall be made in an amount less than one-half of One Cent ($0.005) per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment to the Conversion Price. No adjustment of the Conversion Price for the Series D Preferred Stock pursuant to this Paragraph A.5.(c)(i) shall have the effect of increasing such Conversion Price for the Series D Preferred Stock above the Conversion Price in effect immediately prior to such adjustment.

                    (C) In the case of the issuance of securities of the Corporation for cash, the amount of consideration received by the Corporation for such securities shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (D) In the case of the issuance of securities of the Corporation for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to have a dollar value equal to the fair market value of such non-cash consideration, irrespective of any accounting treatment thereof, as determined by a vote of the majority of the Board of Directors including the affirmative vote of the Series D Preferred Director.

                    (E) In the case of the issuance (whether before, on or after the date of issuance of Series D Preferred Stock) of Options or Convertible Securities, the following provisions shall apply for all purposes of this Paragraph A.5.(c)(i) and Paragraph A.5.(c)(ii) hereof:

          (1) With respect to Options to purchase Common Stock, the aggregate maximum number of shares of Common Stock deliverable upon exercise of such Options shall be deemed to have been issued at the time such Options were issued and for a consideration equal to the consideration (determined in the manner provided in Subparagraph A.5.(c)(i)(C) and Subparagraph A.5.(c)(i)(D) hereof), if any, received by the Corporation for such Options plus the minimum exercise price provided in such Options for Common Stock issuable thereunder.

          (2) With respect to Convertible Securities and Options to purchase Convertible Securities, the aggregate maximum number of shares of Common Stock deliverable upon the conversion or exchange of any such Convertible Securities and the aggregate maximum number of shares of Common Stock issuable upon the exercise of such Options to purchase Convertible Securities and the subsequent conversion or exchange of such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities or such Options were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such Convertible Securities and Options, plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities or the exercise of such Options and the conversion or exchange of the Convertible Securities issuable upon exercise of such Options (the consideration in each case to be determined in the manner provided in Subparagraphs A.5.(c)(i)(C) and A.5.(c)(i)(D) hereof).

          (3) In the event of any change in the number of shares of Common Stock deliverable, or in the consideration payable to the Corporation, upon exercise of such Options or upon conversion or exchange of such Convertible Securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series D Preferred Stock, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such Options or the conversion or exchange of such Convertible Securities.

          (4) Upon the expiration or termination of any such Options or any such rights to convert or exchange Convertible Securities, the Conversion Price of the Series D Preferred Stock, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Options and Convertible Securities which remain in effect) that were actually issued upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities.

          (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Subparagraphs A.5.(c)(i)(E)(1) and (2) hereof shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Subparagraph A.5.(c)(i)(E)(3) or (4) hereof.

               (ii) "Additional Stock" shall mean any shares of Common Stock or shares of Common Stock issuable pursuant to Convertible Securities issued or Options (or deemed to have been issued pursuant to Paragraph A.5.(c)(i)(E) hereof) by the Corporation after the date of issuance of Series D Preferred Stock, except:

                    (A) Common Stock issued pursuant to a transaction described in Paragraph A.5.(c)(iii) hereof;

                    (B) Common Stock or options to purchase such Common Stock issued to officers, employees or directors of, or consultants to, the Corporation, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Corporation; provided, however, that the maximum
                                           --------   -------
number of shares of Common Stock heretofore or hereafter issued or issuable pursuant to all such agreements, plans and arrangements shall not exceed an aggregate (as constituted on the date hereof) of Two Million Three Hundred Two Thousand (2,302,000) shares of Common Stock ("Permitted Options"); and

                    (C) Common Stock issued or issuable upon conversion of shares of Series D Preferred Stock.

               (iii) In the event the Corporation at any time or from time to time after the date of issuance of Series D Preferred Stock fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series D Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series D Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares issuable with respect to Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Subparagraph A.5.(c)(i)(E) hereof.

               (iv) If the number of shares of Common Stock outstanding at any time after the date of issuance of Series D Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series D Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series D Preferred Stock shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

          (d) OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Paragraph A.5.(c)(iii) hereof, then, in each such case for the purpose of this Paragraph A.5.(d), the holders of shares of Series D Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were holders of the number of shares of Common Stock into which their shares of Series D Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock entitled to receive such distribution.

          (e) RECAPITALIZATION. If at any time or from time to time there shall be a recapitalization or reclassification of Common Stock (other than a subdivision, combination or consolidation, merger or sale of assets or stock transaction provided for in Paragraph A.6. hereof), provision shall be made so that each holder of shares of Series D Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series D Preferred Stock, the number of shares of stock or other securities or property of the Corporation or otherwise, receivable upon such recapitalization or reclassification by a holder of the number of shares of Common Stock into which such shares of Series D Preferred Stock could have been converted immediately prior to such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Paragraph A.5. with respect to the rights of the holders of shares of Series D Preferred Stock after the recapitalization or reclassification to the end that the provisions of this Paragraph A.5. (including adjustments of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series D Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (f) NO IMPAIRMENT. The Corporation will not, by amendment of this Certificate of Incorporation or through any reorganization, recapitalization or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph A.5. and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of shares of Series D Preferred Stock against impairment.

          (g) NO FRACTIONAL SHARES. No fractional shares shall be issued upon conversion of the Series D Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded upward to the nearest whole share, and there shall be no payment to a holder of shares of Series D Preferred Stock for any such rounded fractional share. Whether or not fractional shares result from such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          (h) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series D Preferred Stock pursuant to this Paragraph A.5., the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, certified by the Corporation's President or Chief Financial Officer. The Corporation shall, upon the written request at any time of any holder of shares of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series D Preferred Stock.

          (i)  NOTICES  OF  RECORD  DATE.  In the  event  of any  taking  by the
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of shares of Series D Preferred Stock, at least twenty
(20) calendar days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION, DIVIDENDS. The Corporation shall at all times take appropriate steps to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of (i) effecting the conversion of the shares of Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock, and (ii) the payment of dividends as contemplated in Paragraph A.3.(a). If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred Stock or the payment of dividends, then in addition to such other remedies as shall be available to the holder of such shares of Series D Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          (k) NOTICES.  Any notice  required by the provisions of this Paragraph
A.5. to be given to the holders of shares of Series D Preferred Stock shall be deemed given when received if delivered via courier or sent by facsimile, by telex, or by United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

          (l) MANDATORY CONVERSION.

               (i) All or a portion of the shares of Series D Preferred Stock shall, at the option of the Corporation (as determined by the Board of Directors), automatically be converted into fully paid, registered and non-assessable shares of Common Stock in accordance with Paragraph A.5.(a)(i) above, if at any time after the date the first share of Series D Preferred Stock is issued, the following two conditions are met:

                    (A) the Closing Common Stock Market Price (as defined in Paragraph B.(d) hereof) for forty (40) consecutive trading days is at least two hundred percent (200%) of the Conversion Price then in effect; and

                    (B) an effective shelf registration (in accordance with Section 5(b) of the Stockholders and Registration Rights Agreement) is in effect for the shares of Common Stock to be issued upon conversion of the shares of Series D Preferred Stock.

               (ii) If the Corporation has elected to convert Series D Preferred Stock into Common Stock pursuant to Paragraph A.5.(l)(i) above, the Corporation will provide written notice of mandatory conversion of shares of Series D Preferred Stock to each holder of record of Series D Preferred Stock no less than thirty (30) nor more than sixty (60) calendar days prior to the date fixed for conversion by first class mail, postage prepaid, to each holder at such holder's address as it appears on the stock register of the Corporation. The Corporation's obligation to deliver shares of Common Stock shall be deemed fulfilled if, on the mandatory conversion date, the Corporation shall deposit with a bank or trust company in New York, New York having capital of at least One Hundred Million Dollars ($100,000,000), such number of shares of Common Stock as are required to be delivered by the Corporation upon the conversion of the shares of Series D Preferred Stock so called for conversion. Provided the Corporation has fulfilled its obligation to deposit shares as provided in the foregoing sentence, effective on the mandatory conversion date fixed by the Corporation and notified to the holders of Series D Preferred Stock, each outstanding share of Series D Preferred Stock shall be converted into a fully paid, registered, and non-assessable share of Common Stock at the Conversion Price then in effect, automatically and without any action on the part of any holder of shares of Series D Preferred Stock, and each such share of Common Stock shall be deemed outstanding from and after the mandatory conversion date.

     6. OPTIONAL REDEMPTION.

          (a) If at any time after the date of original issuance of the shares of Series D Preferred Stock less than five percent (5%) of the shares of Series D Preferred Stock originally issued are outstanding, the Corporation shall be entitled, at the Corporation's option, to redeem the shares of Series D Preferred Stock then outstanding for an amount equal to one hundred percent (100%) of the original issue price per share plus an amount equal in full to cumulative accrued dividends and Default Dividends (whether or not earned or declared) accrued and unpaid thereon.

          (b) In the event that on and after the third (3rd) anniversary of the date of the original issuance of the Series D Preferred Stock and continuing until the fifth (5th) anniversary thereof a Change in Control occurs, the Corporation shall be entitled, at its option, to redeem all of the shares of Series D Preferred Stock then outstanding for an amount equal to one hundred twenty percent (120%) per share of the liquidation preference plus an amount equal in full to cumulative accrued dividends and Default Dividends (whether or not earned or declared) accrued and unpaid thereon from the date of original issuance of the Series D Preferred Stock until the date of redemption.

          (c) If at any time after the fifth (5th) anniversary of the date of the original issuance of the Series D Preferred Stock a Change in Control occurs, the Corporation shall be entitled, at its option, to redeem all of the shares of Series D Preferred Stock then outstanding for an amount equal to one hundred percent (100%) per share of the liquidation preference plus an amount equal in full to cumulative dividends and Default Dividends (whether or not earned or declared) accrued and unpaid thereon from the date of original issuance of the Series D Preferred Stock until the date of redemption.

          (d) If the Corporation elects to redeem Series D Preferred Stock pursuant to this Paragraph 6A.(a), (b) or (c), the Corporation will provide written notice of such optional redemption of shares of Series D Preferred Stock to each holder of record of Series D Preferred Stock not less than thirty (30) calendar days prior to the date fixed for redemption by first class mail, postage prepaid, to each holder and such holder's address as it appears on the stock register of the Corporation.

     7. STATUS OF CONVERTED STOCK. In the event any shares of Series D Preferred Stock are converted to Common Stock pursuant to Paragraph A.5. hereof, or are redeemed by the Corporation pursuant to Paragraph A.6. hereof, the shares so converted or so redeemed shall be canceled, retired and eliminated and shall not be reissued by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

     8. VOTING RIGHTS.

          (a) GENERAL. The holders of Series D Preferred Stock shall be entitled to vote together with the holders of Common Stock on all matters to be voted on by the Corporation on an as-converted basis.

          (b) CLASS VOTING RIGHTS.

               (i) Except as otherwise provided below, a vote of at least a majority of the shares of the Series D Preferred Stock then outstanding shall be sufficient to take any action requiring the vote of the Series D Preferred Stock as a separate class. At any meeting where the Series D Preferred Stock shall have the right to vote as a separate class, the presence, in person or by proxy, of a majority of the then outstanding shares of Series D Preferred Stock shall constitute a quorum of such class.

               (ii) So long as any Series D Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all outstanding shares of Series D Preferred Stock voting separately as a class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for this purpose (A) amend, alter or repeal any provision of the Certificate of Incorporation or By-laws of the Corporation, each as amended, so as to affect, in any manner adverse to the holders of Series D Preferred Stock, the relative rights, preferences, qualifications, limitations or restrictions of the Series D Preferred Stock; (B) create, authorize, designate or reclassify any authorized stock of the Corporation into, or increase the authorized amount of, or issue any capital stock that ranks senior to or pari passu with the Series D
                                                    ---- -----
Preferred Stock, or any Junior Securities, whether voluntary or involuntary, or any security convertible into such a class or series, which are required to be redeemed by the Corporation at any time that any shares of Series D Preferred Stock are outstanding; (C) during the first twelve (12) months after Closing issue Common Stock or securities convertible into Common Stock at a price or conversion price (except options under the Option Plans) below the Conversion Price then in effect; or (D) take any other action on which the holders of Series D Preferred Stock shall be entitled by law to vote separately as a class.

               (iii) The Corporation shall not, without the express written approval of the holders of record of a majority of the shares of Series D Preferred Stock then outstanding take any of the following actions:

                    (A) DIVIDENDS. The Corporation shall not declare or pay any dividend or distribution on any shares of capital stock of the Corporation other than dividends on Series D Preferred Stock.

                    (B) INDEBTEDNESS. The Corporation and its subsidiary shall not (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Corporation, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except that the Corporation may incur such indebtedness in any amount not to exceed Ten Million Dollars ($10,000,000) in the aggregate outstanding at any time only for the Corporation's working capital requirements in the ordinary course of business ("Working Capital Loans"); or (y) make any loans, advances of capital contributions to, or investments in, any other person, other than to the Corporation or its subsidiaries.

                    (C) DISPOSITIONS. The Corporation shall not enter into or effect a recapitalization, corporate reorganization (including, without limitation, any distribution of assets to a subsidiary of the Corporation) or liquidation, sell, assign, lease or otherwise dispose (including by way of mortgage, license, encumbrance or any lien) of any assets or securities, except for (i) transactions in the ordinary course of business or (ii) any pledge, assignment, encumbrance, lien or other disposition of working capital assets (accounts receivable and inventory) directly related to the Working Capital Loan (as defined in Section 2(b)(ii) above), or effectuate any split, subdivision or combination of any Equity Securities, or enter into a material contract or release or relinquish any material contract rights not in the ordinary course of business, or make any amendments, or modifications thereto. Notwithstanding the foregoing, the Corporation shall not, at any time, sell, assign, lease or otherwise dispose (including by way of pledge, mortgage, license, encumbrance or any lien) of any license, patent or Intellectual Property of the Corporation, except in the ordinary course of business, without the express written approval of the holders of a majority of the shares of Series D Preferred Stock then outstanding. For purposes of the foregoing sentence, ordinary course of business shall include, without limitation, (a) licenses for purposes of research, development, manufacturing, marketing and/or distribution and (b) the abandonment of any Intellectual Property which the Corporation determines is of insignificant benefit to the Corporation and which could not, individually or in the aggregate, have a Material Adverse Effect on the Corporation.

                    (D) RESEARCH AND DEVELOPMENT EXPENDITURES. The Corporation shall not make research and development expenditures in excess of Seven Million Dollars ($7,000,000) in any one (1) continuous twelve (12) month period, unless the Corporation has reported positive net income (calculated in accordance with generally accepted accounting principles consistently applied, reported on all necessary and appropriate filings of SEC Documents and only excluding any extraordinary or unusual gains) for four (4) consecutive quarters immediately prior to such twelve (12) month period.

                    (E) ACQUISITIONS. The Corporation shall not merge or consolidate with, purchase, lease or otherwise make any acquisition of all or substantially all of the assets, properties or securities of, any person or entity in a transaction or series of related transactions with any calendar year period in excess of Ten Million Dollars ($10,000,000).

                    (F) PROTECTIVE AGREEMENTS. The Corporation shall not: (i) enter into any non-disclosure agreement, that is not substantially in the form utilized by the Corporation as of the effective date of this Certificate of Designation, with each new employee hired after the date of Closing; and (ii) enter into any non-competition agreement, that is not substantially in the form utilized by the Corporation, with each new officer hired after the date of Closing. The Corporation shall not terminate, amend or modify in any material respect any agreement relating to matters of non-disclosure or non-competition.

                    (G) BENEFIT PLANS. The Corporation shall not adopt or amend in any material respect any collective bargaining agreement or any Employee Benefit Plan of the Corporation which, individually or in the aggregate, could reasonably by expected to have a Material Adverse Effect.

          (c) BOARD OF DIRECTORS. The Board of Directors of the Corporation shall consist of not less than five (5) and not more than nine (9) directors. At each annual meeting of the stockholders of the Corporation, and at each special meeting of the stockholders of the Corporation called for the purpose of electing directors of the Corporation, and at any time at which stockholders of the Corporation shall have the right to, or shall, vote for or consent in writing to the election of directors of the Corporation, then, and in each such event, until the occurrence of an Event of Default, (i) the holders of record of shares of Series D Preferred Stock voting together as a separate class shall be entitled, but not obligated, to elect one (1) director, who shall be nominated by the holders of record of a majority of the shares of Series D Preferred Stock then outstanding (the "Series D Preferred Stock Director"), and (ii) the holders of record of shares of Common Stock shall elect the remaining directors, up to a maximum of eight (8), all of whom shall be nominated by the Board of Directors of the Corporation (collectively, the "Common Directors"). At any such meeting called for the purpose of electing directors, the presence in person or by proxy of (i) the holders of record of a majority of the shares of Series D Preferred Stock then outstanding, in the case of the election of the Series D Preferred Stock Director and (ii) the holders of record of a majority of the shares of each of the Common Stock, in the case of the election of a Common Director, shall constitute a quorum for the election of directors to be elected by such holders. A vacancy in any directorship entitled to be elected by the holders of record of shares of Series D Preferred Stock (including without limitation, a vacancy resulting from the decision during an earlier election by the holders of the Series D Preferred Stock not to fill the directorship to be held by the Series D Preferred Stock Director) shall be filled only by vote or written consent of the holders of record of shares of Series D Preferred Stock, in the manner set forth herein. A vacancy in any directorship elected by the holders of record of Common Stock shall be filled only by vote or written consent of the holders of record of shares of Common Stock, in the manner set forth herein. Each Common Director who shall have been elected as provided in this Paragraph A.8.(c) may be removed during his or her term of office, whether with or without cause, only by the holders of record of a majority of the shares of Common Stock then outstanding, and each Series D Preferred Stock Director who shall have been elected as provided in this Paragraph A.8.(c) may be removed during his or her term of office, whether with or without cause, by the holders of record of a majority of the shares of Series D Preferred Stock then outstanding. Each Common Director and the Series D Preferred Stock Director shall be entitled to one (1) vote on all matters which directors are entitled to vote on. The holders of record of a majority of the shares of Series D Preferred Stock then outstanding shall have the right to call meetings of the Board of Directors and management of the Corporation, upon no less than five (5) calendar days' prior written notice; provided, that such meetings are called no more
                               --------
frequently than once per fiscal quarter; and, provided, further, so long as no Event of Default has occurred or is continuing, a meeting may be called only if the Board of Directors has not held a board meeting or scheduled a board meeting for the calendar quarter in which such holders of Series D Preferred Stock seek to call a meeting. During such time as holders of record of a majority of the Series D Preferred Stock then outstanding are entitled to elect the Series D Preferred Stock Director to the Board of Directors, such holders shall also be entitled to have such Series D Preferred Stock Director serve on the compensation committee of the Board of Directors and any special committee created by the Board of Directors not in the ordinary course of business and the Corporation shall cause such Series D Preferred Stock Director to be so appointed; provided, however, that if such Series D Preferred Stock Director
            --------   -------
would not be considered "independent" or "disinterested" (i) for purposes of any applicable rule of NASDAQ or (ii) for purposes of any special committee formed in connection with any transaction or potential transaction involving the Corporation and Investor or any Purchaser, then such Series D Preferred Stock Director shall not be eligible to be appointed to such committee.

     9. LACK OF PUBLIC MARKET. If the Common Stock of the Corporation ceases to be listed or authorized to be quoted on any national securities exchange or the public market for the Common Stock of the Corporation otherwise ceases to exist, the Corporation shall engage an investment bank, reasonably acceptable to the Corporation and the holders of record of a majority of the shares of the Series D Preferred Stock, to determine the fair market value price of the Common Stock, from time to time, in connection with Paragraphs A.3., A.5. and A.6.

B.   Definitions.  As used herein,  the following terms shall have the following
     -----------
     definitions:

               (a) "Accumulated Dividends" means with respect to any share of Series D Preferred Stock, the dividends that have accrued on such shares as of such specific date for Dividend Periods ending on or prior to such date and that have not previously been paid in cash, including Additional Dividends and Default Dividends.

               (b) "Additional Dividends" has the meaning given to such term in Paragraph A.(3)(e).

               (c) "Additional Stock" has the meaning set forth in Paragraph A.(5)(c)(ii).

               (d) "Closing Common Stock Market Price" for any day means the last sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on American Stock Exchange, NASDAQ, NYSE or any other national securities market.

               (e) "Common Stock Equivalents" has the meaning set forth in Paragraph A.(5)(c)(iii) hereof.

               (f) "Conversion Price" has the meaning set forth in Paragraph A.(5)(a) hereof.

               (g) "Convertible Securities" means any indebtedness or shares of stock convertible into or exchangeable for Common Stock.

               (h) "Dividend Declaration Date" means the last trading day on NASDAQ immediately prior to June 30 and December 31 of each year in which any shares of the Series D Preferred Stock are outstanding.

               (i) "Dividend Payment Dates" means July 31 and January 31 of each year (or, if such day is not a business day, the next succeeding day that is a business day); provided, however, that with respect to July 31, 1999, the
                 --------   -------
Dividend  Declaration  Date shall be the later to occur of (i) July 31, 1999, or
(ii) the date on which the Corporation's registration statement with respect to the Common Stock with which dividends are then to be paid is declared effective by the Securities and Exchange Commission.

               (j) "Dividend Period" means the Initial Dividend Period and, thereafter, each Semi-Annual Dividend Period.

               (k) "Effective Price" of shares of Additional Stock means the quotient determined by dividing (i) the total number of such shares of Additional Stock issued or sold, or deemed to have been issued or sold, by the Corporation under Paragraph A.(5)(c) hereof, into (ii) the consideration received by the Corporation under Paragraph A.(5)(c) hereof for the issuance of such shares of Additional Stock.

               (l)  "Initial   Dividend   Period"  means  the  dividend   period
commencing on the date of issuance of the Series D Preferred Stock and ending on the first Dividend Payment Date to occur thereafter.

               (m) "Investor" means OCM Principal Opportunities Fund, L.P.

               (n) "Intellectual Property" has the meaning set forth in the Stock Purchase Agreement.

               (o) "Junior Payment Date" has the meaning set forth in Paragraph A.(3)(i) hereof.

               (p) "Junior Securities" has the meaning set forth in Paragraph A.(2) hereof.

               (q) "Material Adverse Effect" shall mean (i) any adverse change in the condition (financial or otherwise), assets (including, without limitation, patents and licenses to patents), liabilities, business, results of operations or prospects of the Company or its Subsidiary, which change individually or in the aggregate, is material to the Company or its Subsidiary, or (ii) any event, matter, condition or effect which impairs the ability of the Company or its Subsidiary to perform on a timely basis its obligations hereunder. Materiality under clauses (i) or (ii) hereof shall be determined in good faith by the holders of record of a majority of the shares of Series D Preferred Stock.

               (r) "NASDAQ" shall have the meaning set forth in Paragraph A.3(a) hereof.

               (s) "NYSE" shall mean the New York Stock Exchange.

               (t) "Option" means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

               (u) "Purchaser" and "Purchasers" shall mean those persons, individually and collectively, other than Investor the Corporation who are parties to the Stock Purchase Agreement, as identified on Exhibit D to the Stock Purchase Agreement.

               (v) "Permitted Options" has the meaning set forth in Paragraph A.(5)(c)(ii)(B) hereof.

               (w) "Semi-Annual  Dividend Periods" means the semi-annual periods
(1) commencing on each January 1 and ending on each June 30 and (2) commencing on July 1 and ending on each December 31.

               (x) "Stockholders and Registration Rights Agreement" means the Stockholders and Registration Rights Agreement dated as of March 19, 1999, between the Corporation, the Investor and the Purchasers named therein, the Schedules and Exhibits thereto, and any certificate or other document required thereby, as the same may be amended from time to time.

               (y) "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of March 19, 1999, between the Corporation, Investor and the Purchasers named therein, the Schedules and Exhibits thereto, and any certificate or other document required thereby, as the same may be amended from time to time.

          IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed on the _____ day of _____, 1999.




                                          ------------------------------
                                          OFFICER

                                    EXHIBIT A

      Example of Application of Formula for Adjustment of Conversion Price.

          If, twelve (12) months after the original issuance of the Series D Preferred Stock, 9,000,000 shares of Common Stock were then outstanding and the Company were to issue 100,000 shares of Common Stock (the Additional Stock) for $10.00 per share (and thus, less than the $11 Conversion Price for Series D Preferred Stock then in effect), the Conversion Price would be adjusted as follows:


                               [(A+B)] / [(C +D)]

[(9,000,000 x $11) + (100,000 x $10)] /  [(9,000,000) +(100,000)]

         [(99,000,000)+($1,000,000 )] /  [(9,100,000)]

                      [(100,000,000)] /  [(9,100,000)]

                                     = $10.99

                        COLLAGENEX PHARMACEUTICALS, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby constitutes and appoints Brian M. Gallagher, Ph.D. and Nancy C. Broadbent, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of CollaGenex Pharmaceuticals, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Marriott Hotel, 1201 Market Street, Philadelphia, Pennsylvania at 8:30 A.M., local time, on Tuesday, May 11, 1999, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

                    (continued and to be signed on reverse side)

                 Please Detach and Mail In the Envelope Provided


A [X]Please mark your votes as in this example.

1.   ELECTION OF             FOR         WITHHELD   Nominees:
     DIRECTORS.              [  ]          [   ]    Helmer P.K. Agersborg, Ph.D.
     VOTE FOR all the nominees listed at right;     Brian M. Gallagher, Ph.D.
     except vote withheld from the following        James E. Daverman
     nominee(s) (if any).                           Pieter J. Schiller
                                                    Peter R. Barnett, D.M.D
                                                    Robert J. Easton
                                                    Stephen W. Ritterbush, Ph.D.
                                                    Terrence E. Winters. Ph.D.
     ------------------------------
2. APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S 1996 STOCK OPTION PLAN TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER FROM 750,000 SHARES TO 1,500,000 SHARES AND TO RESERVE AN ADDITIONAL 750,000 SHARES OF COMMON STOCK OF THE COMPANY FOR ISSUANCE IN CONNECTION WITH AWARDS GRANTED UNDER THE 1996 STOCK OPTION PLAN.

          FOR                 AGAINST                  ABSTAIN
        [     ]              [       ]                 [      ]

3. TO APPROVE THE CONSUMMATION OF A PRIVATE PLACEMENT PURSUANT TO WHICH THE COMPANY SHALL ISSUE SHARES OF SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK, $.01 PAR VALUE, REPRESENTING 21.2% OF THE ISSUED AND OUTSTANDING EQUITY SECURITIES OF THE COMPANY.

          FOR                 AGAINST                  ABSTAIN
        [     ]              [       ]                 [      ]

4. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1999.

          FOR                 AGAINST                  ABSTAIN
        [     ]              [       ]                 [      ]


5. In his or her discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

                              I will              I will not
                              [    ]              [        ]
                                   attend the Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Stockholder           Signature of Stockholder         Dated:
                        ----------                         --------       ------
                                                    IF HELD JOINTLY

NOTE: THIS PROXY MUST BE SIGNED EXACTLY AS THE NAME APPEARS HEREON.  WHEN SHARES
      ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF THE SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.